UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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☐	Preliminary Proxy Statement
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FIFTH THIRD BANCORP

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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38 FOUNTAIN SQUARE PLAZA

CINCINNATI, OHIO 45263

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 8, 2012

To the Shareholders of Fifth Third Bancorp:

You are cordially invited to attend the Annual Meeting of the Shareholders of Fifth Third Bancorp to be held at the Regency Ballroom, located on the third floor of the Hyatt Regency Cincinnati, at 151 West 5th Street, Cincinnati, Ohio on Tuesday, April 17, 2012 at 11:30 a.m. for the purposes of considering and acting upon the following:

(1)	Election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2013.

(2)	Approval of the appointment of the firm of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the Company for the year 2012.

(3)	The proposal described in the proxy statement to amend the Articles of Incorporation and Code of Regulations to provide for a majority voting standard for uncontested elections of directors unless cumulative voting is in effect. The proposed amendments are attached as Annex 1 to the Proxy Statement and are incorporated therein by reference.

(4)	An advisory vote to approve the compensation of the Company’s executives.

(5)	An advisory vote to determine whether the shareholder vote on the compensation of the Company’s executives will occur every 1, 2, or 3 years.

(6)	Transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Shareholders of record at the close of business on February 29, 2012 will be entitled to vote at the Annual Meeting.

All shareholders who find it convenient to do so are invited to attend the Annual Meeting in person. In any event, please vote at your earliest convenience by signing and returning the proxy card you receive or by voting over the internet or by telephone.

If you plan to attend the Annual Meeting:

Please note that space limitations make it necessary to limit attendance only to shareholders of the Company and the holders of shareholder proxies. Admission to the Annual Meeting will be on a first-come, first-served basis and will require presentation of a valid driver’s license or other federal or state issued photo identification card. Shareholders of record should bring the admission ticket attached to their proxy card or the Notice of Internet Availability they receive in order to be admitted to the meeting. “Street name” shareholders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date in order to be admitted to the meeting. Registration and seating will begin at approximately 11:00 a.m. Communication and recording devices will not be permitted at the Annual Meeting. A copy of the regulations for conduct at the Annual Meeting is attached as Annex 2 to the proxy statement.

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting us, toll-free at 1-800-859-8508.

By Order of the Board of Directors

Paul L. Reynolds

Secretary

FIFTH THIRD BANCORP

38 Fountain Square Plaza

Cincinnati, Ohio 45263

PROXY STATEMENT

The Board of Directors of Fifth Third Bancorp (the “Company”) is soliciting proxies for the Annual Meeting of Shareholders to be held at the Regency Ballroom, located on the third floor of the Hyatt Regency Cincinnati, at 151 West 5th Street, Cincinnati, Ohio on Tuesday, April 17, 2012 at 11:30 a.m. (the “Annual Meeting”). Each of the approximately 920,064,035 shares of Common Stock outstanding on February 29, 2012 is entitled to one vote on all matters acted upon at the Annual Meeting. Each of the approximately 16,450 shares of the Company’s 8.50% Non-Cumulative Perpetual Convertible Preferred Stock, Series G (“Series G Preferred Stock”) outstanding on February 29, 2012 is entitled to one vote on Company Proposal 2 (item 3 on proxy card) only. Only share holders of record on the books of the Company at the close of business on February 29, 2012 will be entitled to vote at the Annual Meeting, either in person or by proxy. The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted and counted as described in this proxy statement. Each person giving a proxy may revoke it by giving notice to the Company in writing or in open meeting at any time before it is voted.

The laws of Ohio under which the Company is incorporated provide that if notice in writing is given by any shareholder to the President, a Vice President, or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for holding a meeting of shareholders for the purpose of electing Directors that such shareholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses in voting for Directors.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by the Directors, officers, and other regular employees of the Company, who will receive no compensation therefor in addition to their regular compensation. Brokers and others who hold stock on behalf of others will be asked to send proxy material to the beneficial owners of the stock, and the Company will reimburse them for their expenses.

The Company has retained D.F. King & Co., Inc., a proxy solicitation firm, to assist the Company in soliciting proxies. The Company anticipates that the costs of D.F. King’s services will be approximately $12,000.

The Annual Report of the Company for the year 2011, including financial statements, has been delivered or made available to all shareholders. Such report and financial statements are not a part of this proxy statement. This proxy statement and the form of proxy are first being sent or made available to shareholders on or about March 8, 2012.

CERTAIN BENEFICIAL OWNERS

Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. There are no shareholders known to the Company to be deemed to be beneficial owners of 5% or more of the Common Stock of the Company as of February 29, 2012. The following are the only shareholders known to the Company to be deemed to be beneficial owners of 5% or more of the Series G Preferred Stock of the Company as of February 29, 2012:

Title of Class	Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Series G Preferred Stock	Wilmington Trust Company 1100 North Market St. Wilmington, Delaware 19801	16,450	100%

(1)	Wilmington Trust Company is the registered owner of 16,450 shares of Series G Preferred Stock for the benefit of the holders of 4,112,500 Depositary shares, which Depositary shares represent 1/250th of an interest in a share of Series G Preferred Stock. The Company has been informed through Schedule 13F filings for the quarter ended December 31, 2011, that the following firms hold depositary shares representing an indirect interest in shares of the outstanding Series G preferred stock:

T. Rowe Price Associates, Inc. (739,500 depositary shares representing an indirect interest in

2,958 shares (17.98%) of the outstanding Series G preferred stock)

100 East Pratt Street

Baltimore, MD 21202-1009 US

Thornburg Investment Management, Inc. (717,500 depositary shares representing an indirect interest in 2,870 shares (17.45%) of the outstanding Series G preferred stock)

2300 North Ridgetop Road

Santa Fe, NM 87506-8361 US

Zazove Associates LLC (629,380 depositary shares representing an indirect interest in

2,517.52 shares (15.30%) of the outstanding Series G preferred stock)

1001 Tahoe Boulevard

Incline Village, NV 89451-9309 US

Oaktree Capital Management LP (330,380 depositary shares representing an indirect interest in 1,321.52 shares (8.03%) of the outstanding Series G preferred stock)

333 South Grand Avenue 28th floor

Los Angeles, CA 90071-1504 US

Columbia Management Investment Advisers LLC (288,149 depositary shares representing an indirect interest in 1,152.60 shares (7.01%) of the outstanding Series G preferred stock)

225 Franklin Street

Boston, MA 02110-2804 US

Lord Abbett & Co. LLC (224,025 depositary shares representing an indirect interest in

896.10 shares (5.45%) of the outstanding Series G preferred stock)

90 Hudson Street

Jersey City, NJ 07302-3900 US

Camden Asset Management LP (215,794 depositary shares representing an indirect interest in

863.18 shares (5.25%) of the outstanding Series G preferred stock)

2029 Century Park East Suite 2010

Los Angeles, CA 90067-2929 US

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

In accordance with the Company’s Code of Regulations, Directors are elected annually to a one (1) year term expiring at the next Annual Meeting of Shareholders. The terms of the Directors listed below expire at the Annual Meeting on April 17, 2012 and these individuals constitute the nominees to be elected to serve until the Annual Meeting of Shareholders in 2013. Any vacancies that occur after the Directors are elected may be filled by the Board of Directors in accordance with law for the remainder of the full term of the vacant directorship.

Director candidates are nominated by the Company’s Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s Charter directs the Committee to investigate and assess the background and skills of potential candidates and to maintain an active file of suitable candidates for directors. The Nominating and Corporate Governance Committee utilizes its pool of existing subsidiary and affiliate directors as well as the significant network of business contacts of its existing directors and executive management as the primary pipeline from which its Director candidates are identified. The Company also retains Heidrick & Struggles International, Inc. to aid it in identifying potential Director candidates. Upon identifying a candidate for serious consideration, one or more members of the Nominating and Corporate Governance Committee initially interviews such candidate. If the candidate merits further consideration, the candidate subsequently interviews with all other Committee members (individually or as a group), meets the Company’s Chief Executive Officer and other Executive Officers and ultimately meets many of the other Directors. The Nominating and Corporate Governance Committee elicits feedback from all persons who meet the candidate and then determines whether or not to nominate the candidate.

The Company’s Corporate Governance Guidelines set forth the following criteria for Directors: independence (in order to compose a Board of Directors that has a majority of its members who are independent); highest personal and professional ethics and integrity; willingness to devote sufficient time to fulfilling duties as a Director; impact on the diversity of the Board’s overall experience in business, government, education, technology and other areas relevant to the Company’s business; impact on the diversity of the Board’s composition in terms of age, skills, ethnicity and other factors relevant to the Company’s business; and number of other public company boards on which the candidate may serve (generally, should not be more than three public company boards in addition to the Company). The Company’s Corporate Governance Guidelines provide that shareholders may propose nominees by submitting the names and qualifications of such persons to the Nominating and Corporate Governance Committee no later than December 31 of each year. Submissions are to be addressed to the Nominating and Corporate Governance Committee at the Company’s executive offices, which submissions will then be forwarded to the Committee. The Nominating and Corporate Governance Committee would then evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The Nominating and Corporate Governance Committee is not obligated to nominate any such individual for election. No such shareholder nominations have been received by the Company for this Annual Meeting. Accordingly, no rejections or refusals of such candidates have been made by the Company.

The Nominating and Corporate Governance Committee of the Board of Directors has nominated for election as Directors the following fourteen (14) persons: Darryl F. Allen, B. Evan Bayh, Ulysses L. Bridgeman, Jr., Emerson L. Brumback, James P. Hackett, Gary R. Heminger, Jewell D. Hoover, William M. Isaac, Kevin T. Kabat, Mitchel D. Livingston, Ph.D., Michael B. McCallister, Hendrik G. Meijer, John J. Schiff, Jr., and Marsha C. Williams. Unless instructed otherwise, it is the intention of the persons named in the Proxy to vote for the election of all nominees named. If any nominee(s) shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Nominating and Corporate Governance Committee of the Board of Directors recommends. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the fourteen (14) nominees specified above unless otherwise instructed by the shareholder. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election in accordance with Ohio law and the Company’s Articles of Incorporation and Code of Regulations.

Under Ohio law and the Company’s Articles of Incorporation and Code of Regulations, those persons receiving the fourteen (14) highest totals of votes cast in the election will be elected as directors. The Company has, however, adopted provisions of its Corporate Governance Guidelines stating that, as long as cumulative voting is not in effect, in an uncontested election of Directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider factors deemed relevant by the Committee members including, without limitation, the Director’s length of service, the Director’s particular qualifications and contributions to Fifth Third, the reasons underlying the majority withheld vote (if known) and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Guidelines. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board believes to be relevant.

The following tables set forth information with respect to each Director nominee for election at the Annual Meeting including their business experience, share holdings and qualifications as a Director of the Company. The Board of Directors has determined that all Directors have met the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards with the exception of Mr. Kabat.

		Shares of Company Common Stock Beneficially Owned on December 31, 2011(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class
Nominees for Election as Directors:

DARRYL F. ALLEN, 68, is the retired Chairman, CEO and President of Aeroquip-Vickers, Inc., formerly known as Trinova Corporation, a manufacturer and distributor of engineered components for industry, automotive, aerospace and defense. Manager of Allen Ventures, LLC. Former Director of Milacron Inc.	1997	43,456	.0047%
As a certified public accountant, Mr. Allen brings a wealth of financial expertise to the Board. Mr. Allen also possesses practical business experience as the former CFO and then CEO of a Fortune 500 manufacturing company. He has a great knowledge of banking through five years of board service with another bank and intimate knowledge of the Company through his experience as a director of one of the Company’s banking affiliates in Northwestern Ohio.

B. EVAN BAYH III, 56, is a Partner for the law firm McGuireWoods LLP and a senior advisor to the private equity firm Apollo Global Management. Mr. Bayh also serves on the Boards of Directors of Marathon Petroleum Corporation and RLJ Lodging Trust.	2011	4,215	.0005%
For two decades, first as Governor of Indiana and then in the United States Senate, Mr. Bayh dealt with a variety of financial, economic and policy issues that impact a wide variety of businesses. He had supervisory authority over thousands of employees and oversaw a budget in excess of $10 billion. As a member of the Senate Banking Committee and Chairman of the International Trade and Finance Subcommittee, Mr. Bayh gained perspective on issues of particular relevance to Fifth Third Bancorp.

ULYSSES L. BRIDGEMAN, JR., 58, is the owner and president of B.F. Companies which operates a number of Wendy’s Old Fashioned Hamburger restaurants and Chili’s restaurants.	2007	26,847	.0029%

Mr. Bridgeman brings entrepreneurial business knowledge and experience to the Board through his ownership and operation of a restaurant franchisee with 300 locations in 11 states. He also has intimate knowledge of the Company through his experience as a director of one of the Company’s banking affiliates in Louisville, Kentucky.

		Shares of Company Common Stock Beneficially Owned on December 31, 2011(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

EMERSON L. BRUMBACK, 60, Retired President & COO of M&T Bank. Former director of M&T Bank Corporation.	2009	24,638	.0027%

Mr. Brumback possesses a vast amount of knowledge regarding banking through his 30+ years of experience in the financial services industry with several banking organizations including the Buffalo branch of the Federal Reserve Bank of New York. He has gained valuable insight through his experience in executive positions overseeing many aspects of the banking field including retail banking, commercial banking, banking operations and systems. He also brings his experience as a board member with another financial services company.

JAMES P. HACKETT, 56, President, CEO and Director of Steelcase Inc., a manufacturer of office systems. Trustee of The Northwestern Mutual Life Insurance Company.	2001	47,309	.0051%

Mr. Hackett’s knowledge and experience in leading a large global organization are valuable attributes for his service as a Director. He also possesses skills in building a lean manufacturing environment and has directed the innovation of legacy businesses and practices. Mr. Hackett also brings his knowledge and experience of the financial services industry gained from his position as a Director of a large insurance company and a predecessor banking organization.

GARY R. HEMINGER, 58, President, CEO and Director of Marathon Petroleum Corporation.	2006	29,294	.0032%
Mr. Heminger possesses valuable business knowledge gained from his responsibilities in overseeing all operations, performance, reporting and financial metrics for Marathon’s refining, marketing transportation and Speedway business and has financial experience through his oversight of all financial data, working capital, and merger and acquisition activity.

		Shares of Company Common Stock Beneficially Owned on December 31, 2011(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

JEWELL D. HOOVER, 63, Principal and bank consultant with Hoover and Associates, LLC and author of the “Ultimate Guide for Bank Directors.” Ms. Hoover is a former director of First Charter Corporation.	2009	22,603	.0024%

Ms. Hoover’s qualifications for service as a Director of the Company include 28 years of service with the Office of the Comptroller of the Currency- including service as the Deputy Comptroller of the agency’s Western District. She also has gained valuable banking experience and knowledge as a bank consultant for corporate governance, director training and problem bank resolution matters. Additionally, she has first-hand knowledge of the Company through her service as a director of its North Carolina affiliate and a predecessor banking organization.

WILLIAM M. ISAAC, 68, Chairman of Fifth Third Bancorp and Senior Managing Director of FTI Consulting as well as Chairman of Isaac Property Companies.	2010	37,316	.0040%

Mr. Isaac’s banking experience spans 40+ years of service in roles such as lawyer, consultant, regulator, and director. Mr. Isaac also served for nearly eight years on the board of the Federal Deposit Insurance Corporation, holding the title of Chairman for nearly five of those years.

KEVIN T. KABAT, 55, Chief Executive Officer of the Bancorp since April 2007 and President of the Bancorp since June 2006. Previously, Mr. Kabat was Executive Vice President of the Bancorp since December 2003. Prior to that he was President and CEO of Fifth Third Bank (Michigan) since April 2001. Director of Unum Group.	2007	1,735,121	.1875%
Mr. Kabat brings valuable insight and knowledge to the Board due to his service as its President and Chief Executive Officer. Mr. Kabat also has gained valuable banking knowledge from his years of service in the financial services industry, including his leadership of a predecessor banking organization and his service on the board of a large insurance company.

		Shares of Company Common Stock Beneficially Owned on December 31, 2011(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

DR. MITCHEL D. LIVINGSTON, 67, Vice President for Student Affairs and Chief Diversity Officer, University of Cincinnati since July 2007. Formerly, Dr. Livingston was Vice President for Student Affairs, University of Cincinnati.	1997	49,952	.0054%

Dr. Livingston’s qualifications for Board service include 40 years of management experience in large, complex organizations with hundreds of employees under his supervision as well as his management of multi-million dollar budgets. He has extensive educational experiences in financial matters and the banking industry in particular and has served on the boards of other corporations and community affairs organizations.

MICHAEL B. MCCALLISTER, 59, is the Chairman of the Board of Directors and Chief Executive Officer of Humana Inc. He was elected Chief Executive Officer and a board member in February 2000, and was elected Chairman of the Board in August 2010. Mr. McCallister joined Humana in June 1974.	2011	0	0%

As a 38-year veteran of the company, Mr. McCallister brings an unparalleled depth of experience in the health care sector combined with an intimate knowledge of Humana’s operational, financial and strategic development. Beyond Humana, Mr. McCallister plays a leadership role in key business advocacy organizations. He is on the board of the Business Roundtable and is the past chairman of the organization’s Health and Retirement Task Force. He is also a member of the board of directors of America’s Health Insurance Plans, the health benefits industry’s primary trade association.

HENDRIK G. MEIJER, 60, Co-Chairman, Director and CEO of Meijer, Inc., and its affiliates, a food and general merchandise retailer with 197 supercenters located in Michigan, Ohio, Indiana, Illinois and Kentucky.	2001	70,067	.0076%
Mr. Meijer has extensive business knowledge and experience gained through his position as the CEO of a company with more than 60,000 employees and 200 retail and wholesale locations that competes successfully with the largest retailers in the United States. Mr. Meijer also has valuable banking knowledge through his service as a director of a predecessor banking organization.

		Shares of Company Common Stock Beneficially Owned on December 31, 2011(1)
Name, Age and Principal Occupation During the Past Five Years	Director Since	Number(2)	Percent of Class

JOHN J. SCHIFF, JR., 68, Chairman of the Executive Committee, Director and former CEO of Cincinnati Financial Corporation. Former Chairman of John J. & Thomas R. Schiff & Co., Inc., an insurance agency. Director of Standard Register Co. and former director of Cinergy Corp.	1983	553,341	.0599%

Mr. Schiff brings extensive knowledge of the financial services industry with a specialty in insurance and investment operations as well as valuable knowledge of the Company through his tenure on its Board of Directors.

MARSHA C. WILLIAMS, 60, retired Senior Vice President and Chief Financial Officer of Orbitz Worldwide, Inc. from July 2007 through December 31, 2010. From 2002 to 2007, Ms. Williams served as Executive Vice President and Chief Financial Officer of Equity Office Properties Trust, the nation’s largest owner and operator of office buildings. Supervisory Director of Chicago Bridge & Iron Company N.V. and Director of Modine Manufacturing Company and the Davis Funds.	2008	20,679	.0022%

Ms. Williams’ qualifications for Director include her extensive experience in financial matters including 38 years in finance and her service as the Chief Financial Officer of Orbitz and Equity Office Properties Trust as well as her service on the board of directors of other publicly traded corporations and mutual funds. Ms. Williams also possesses knowledge and experience in the financial services industry through her 15 years of service with other banking organizations.

All Directors and Executive Officers as a Group (26 persons)		6,071,355	.654%

(1)	As reported to Fifth Third Bancorp by the Directors as of the date stated. Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed. None of the Company’s current Executive Officers or Directors own any Series G Preferred Stock or any Depositary Shares representing interests therein.

(2)	The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable (or exercisable within 60 days), but unexercised, stock options and stock appreciation rights. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of stock options and stock appreciation rights, respectively: Mr. Allen, 5,000 and 5,000; Mr. Bridgeman, 500 and 1,000; Mr. Hackett, 5,000 and 5,000; Mr. Heminger, 500 and 500; Ms. Hoover, 0 and 250; Mr. Kabat, 110,000 and 1,230,126; Dr. Livingston, 5,000 and 5,000; Mr. Meijer, 5,000 and 5,000; and Mr. Schiff, 5,000 and 5,000. The aggregate number of shares issuable upon the exercise of currently exercisable (or exercisable within 60 days), but unexercised, stock options and stock appreciation rights held by the Executive Officers who are not also Directors or nominees is 2,573,185.

BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS AND FUNCTIONS

The Board of Directors of the Company met eleven (11) times during 2011. The Company’s Board of Directors also regularly holds executive sessions of those members of the Board of Directors who meet the then current standards of independence. The chairman at these executive sessions is the Chairman of the Nominating and Corporate Governance Committee, who serves as the Lead Director of the Board. The position duty statement for the Lead Director may be found in the Corporate Governance Section of the Company’s website at www.53.com.

No member of the Board of Directors of the Company attended less than 75% of the aggregate meetings of the Board of Directors and all committees on which such Director served during 2011.

Neither the Board nor the Nominating and Corporate Governance Committee has implemented a formal policy regarding Director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2011, all of the Directors attended the Annual Meeting.

In 2011, there were six (6) committees of the Board of Directors: Audit, Human Capital & Compensation, Finance, Nominating and Corporate Governance, Risk and Compliance, and Trust.

The Audit Committee of the Company serves in a dual capacity as the Audit Committee of the Company and Fifth Third Bank. Twelve (12) meetings of this Committee were held during 2011. This Committee’s functions include the engagement of the independent registered public accounting firm, reviewing with that firm the plans and results of the audit engagement of the Company, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent registered public accounting firm, reviewing the Company’s financial results and periodic Securities and Exchange Commission filings, reviewing the design and effectiveness of the Company’s internal controls and similar functions and approving all auditing and non-auditing services performed by its independent registered public accounting firm. Another function of this Committee is to carry out the statutory requirements of a bank audit committee as prescribed under applicable law. The Board of Directors has adopted a written charter for the Audit Committee, which may be found in the Corporate Governance Section of the Company’s website at www.53.com. The Audit Committee members for 2011 were Darryl F. Allen, Emerson L. Brumback, Jewell D. Hoover and Marsha C. Williams. All members of the Audit Committee met the independence standards of Rule 4200(a)(15) and the audit committee qualifications of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards. The Board of Directors has determined that Darryl F. Allen and Marsha C. Williams are audit committee financial experts for the Company and are independent as described in the preceding sentence. The formal report of the Audit Committee with respect to the year 2011 begins on page 51 herein.

The Company has a Human Capital & Compensation Committee comprised entirely of independent Directors. Executive compensation and equity plan allocations are determined by this Committee of the Board of Directors. The Board of Directors has adopted a Human Capital & Compensation Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com. This Committee consisted of Emerson Brumback, Gary R. Heminger, Mitchel D. Livingston, Ph.D., and Hendrik G. Meijer and met nine (9) times during 2011. The formal report of the Compensation Committee with respect to 2011 compensation begins on page 49 herein.

The Finance Committee of the Company served in a dual capacity as the Finance Committee of the Company and Fifth Third Bank. The Finance Committee met seven (7) times in 2011 and consisted of Emerson Brumback, James P. Hackett, Gary R. Heminger, William M. Isaac and Kevin Kabat. The Board of Directors have adopted a Finance Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com.

The Company has a Nominating and Corporate Governance Committee comprised entirely of independent Directors. This Committee: 1) develops and recommends to the Board corporate governance policies and guidelines for the Company and for the identification and nomination of Director and committee member candidates and 2) nominates Directors for election to the Board and appointment to committee membership. The Board of Directors has adopted a Nominating and Corporate Governance Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com. This Committee consisted of Darryl F. Allen, Ulysses L. Bridgeman, Jr., James P. Hackett and Marsha C. Williams and met three (3) times during 2011.

The Company’s Risk and Compliance Committee serves in a dual capacity as the Risk and Compliance Committee of the Company and the Bank. The Committee oversees management’s compliance with all of the Company’s regulatory obligations arising under applicable federal and state banking laws, rules and regulations, including any terms and conditions required from time to time by any action, formal or informal, of any federal or state banking regulatory agency or authority and any responses of management to any inquiries from any applicable banking regulator, and oversees management’s implementation and enforcement of the Company’s risk management policies and procedures. The Board of Directors has adopted a Risk and Compliance Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com. This Committee met eleven (11) times in 2011 and consisted of B. Evan Bayh, Ulysses L. Bridgeman, Jr., Jewell D. Hoover, Hendrik G. Meijer and Marsha C. Williams.

The Company has a Trust Committee which serves in a dual capacity as the Trust Committee of the Company and the Bank. The Committee reviews the fiduciary activities of the Bank and, more generally, oversees the structure for fiduciary activities for each of the Company’s subsidiary banks, including the Bank. In this regard, the Committee has responsibility to report risks identified in its review of such fiduciary activities to the Company’s Risk and Compliance Committee. The Committee also has overall responsibility for evaluating and approving the fiduciary policies of the Company and its bank subsidiaries. The Board of Directors has adopted a Trust Committee Charter which may be found in the Corporate Governance Section of the Company’s website at www.53.com. This Committee consisted of Messrs. Livingston, Kabat and Schiff, and met four (4) times during 2011.

CORPORATE GOVERNANCE

The Board of Directors has adopted the Fifth Third Bancorp Corporate Governance Guidelines which may be found in the Corporate Governance Section of the Company’s website at www.53.com. The Board of Directors has also adopted the Fifth Third Bancorp Code of Business Conduct and Ethics which applies to the Company’s Chief Executive Officer, Chief Financial Officer, Controller and its other employees and may also be found in the Corporate Governance Section of the Company’s website at www.53.com.

Board Leadership

The same person does not serve as the Company’s Chief Executive Officer and Chairman. The Company’s Chairman is a non-executive director and the Company also uses an independent Lead Director who serves as the Chair of its Nominating and Corporate Governance Committee. The Board believes that the Company’s shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at any particular point in time. Under the Company’s Code of Regulations and Corporate Governance Guidelines, the Board of Directors has the authority to combine or separate the positions of Chairman and Chief Executive Officer as well as determine whether, if the positions are separated, the Chairman is an affiliated Director or an independent Director.

The Board believes this structure is appropriate at the current time in order to allow the Chairman to provide support and guidance to the Chief Executive Officer while also allowing the Board to have a separate Director handle governance matters and coordinate meetings of independent Directors. These decisions were based, in part, on the qualifications of the individuals serving in these roles including the experience of the Chairman as the former Chairman of the Federal Deposit Insurance Corporation and the experience of the Lead Director as the Chief Executive Officer of a global manufacturing organization.

From time to time, the Board may consider combining the role of Chairman and Chief Executive Officer or discontinuing its use of its Lead Director. These decisions will be dependent on the make-up of the Board at that time, the availability and willingness of candidates for Chairman and/or Lead Director who meet any expertise and experience criteria and qualifications indentified by the Board, as well as other factors.

Risk Management Oversight

The role of the Board of Directors is to provide oversight to ensure an effective enterprise risk management program is in place, including an appropriate enterprise risk management framework and related governance structure. The Board sets the overall risk appetite for the Company, including the establishment and monitoring of risk tolerances. The formulation of risk appetite considers the Company’s operating capacity, which is represented by its available financial resources less adjustments for planned capital actions, that sets an absolute limit on risk assumption in the Company’s annual and strategic plans. The Company’s risk appetite is limited by policy to a maximum of 95 percent of operating capacity. Tolerances are the maximum amount of risk applicable to each of the eight specific risk categories included in the enterprise risk management framework. Through their oversight role, Directors ensure that the risk management processes designed and implemented under this framework and governance structure are aligned to the Board’s corporate strategy and are functioning as directed. The Board also considers the optimal organizational structure at both the Board and management levels. This may include delegating responsibility through Board committees, management committees, the Chief Executive Officer and the Chief Risk Officer.

Risk management oversight and governance is provided primarily by the Risk and Compliance Committee of the Board of Directors and through the Enterprise Risk Management Committee, a management committee that reports to it. The Enterprise Risk Management Committee is supported by several management committees whose membership includes a broad cross-section of line of business, affiliate and support representatives. The Risk and Compliance Committee of the Board of Directors consists of five outside directors and has responsibility for the oversight of risk management for the Company, as well as ensuring that risks are properly controlled, quantified and within the Company’s risk appetite.

The primary purposes of the Risk and Compliance Committee are to oversee management’s compliance with all of Fifth Third’s regulatory obligations arising under applicable federal and state banking laws, rules and regulations, including any terms and conditions required from time to time by any action, formal or informal, of the Board of Governors of the Federal Reserve, the Federal Reserve Bank of Cleveland, the Consumer Financial Protection Bureau, the Office of the Comptroller of the Currency, or any other federal or state banking regulatory agency or authority, and any responses of management to any inquiries from any applicable Banking Regulator; oversee management’s development and implementation of a Risk Appetite Framework, with an enterprise view of risk capacity, risk appetite, risk tolerances, risk targets and limits, and which is further supported by the Enterprise Risk Management Framework; oversee management’s implementation of an Enterprise Risk Management Framework, including the implementation of consistent processes for identifying, assessing, managing, monitoring and reporting risks of all types, including the categories of credit risk, market risk, liquidity risk, operational risk, regulatory compliance risk, legal risk, reputation risk and strategic risk; ensure that risk processes are supported by a risk governance structure that includes Board oversight, policies, risk limits, and risk committees, and further by a culture that supports risk management objectives and reflects a model of shared accountability between the Enterprise Risk Management Division, lines of business, affiliates and support functions.

The Risk and Compliance Committee charter outlines more specific responsibilities under all categories of risk. The Chief Risk Officer has a dotted line reporting relationship to the Risk and Compliance Committee and has regular executive sessions with the Risk and Compliance Committee without other members of management present. In addition, the Director of Credit Risk Review reports directly to the Risk and Compliance Committee.

Communication with the Board

The Audit Committee has established Fifth Third’s EthicsLine, a toll free hotline through which confidential complaints may be made by employees regarding: illegal or fraudulent activity; questionable accounting, internal controls or auditing matters; conflicts of interest, dishonest or unethical conduct; disclosures in the Company’s SEC reports, bank regulatory filings and other public disclosures that are not full, fair, accurate, timely and understandable; violations of the Company’s Code of Business Conduct and Ethics; and/or any other violations of laws, rules or regulations. Complaints submitted through this process are presented to the Audit Committee on a regular, periodic basis.

Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: Fifth Third Bancorp Board of Directors, 38 Fountain Square Plaza, MD 10AT76, Cincinnati OH, 45263 or by a secure e-mail via the Company’s website at www.53.com. All communications directed to the Board of Directors will be received and processed by the Fifth Third Legal Department and will be transmitted to the Chairman of the Nominating and Corporate Governance Committee (who serves as the Lead Director of the Board of Directors) without any editing or screening by the Legal Department.

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s Compensation Discussion and Analysis addresses the following items:

•	Executive Summary

•	The Company’s Human Capital and Compensation Committee (“the Committee”)

•	Executive Compensation Philosophy and Strategy

•	2011 Compensation Structure, Plan Design and Awards

Executive Summary

2011 was a year of major accomplishments for the Company as we repaid our Troubled Asset Relief Program (“TARP”) obligations and continued to strengthen the Company amid uncertain economic times. We are well-positioned for the future. Key themes of our performance story include:

•	Strong levels of profitability

•	Broad-based credit improvements

•	Exceed fully phased-in Basel III capital standards today

•	No significant business at Fifth Third impaired by crisis

•	Continued investments to maintain and enhance revenue creation

•	Disciplined expense control

As described more fully on pages 24 and 25, we achieved the following results against the financial measures that determine funding for our annual incentive plan:

•	Earnings per share (as adjusted for select items) of $1.25 vs. our financial plan of $1.29

•	Return on tangible common equity (as adjusted for select items) of 11.97% vs. our financial plan of 12.34%

•	Efficiency ratio (as adjusted for select items) was at the 70th percentile of the peer group versus our target of median of the peer group

In addition we achieved the following results against other measures considered by the Committee in assessing annual performance under the annual incentive plan:

•	Available liquidity: $33.7 billion vs. target range of $10 billion-$20 billion

•	Net charge-offs (NCO): 1.49% vs. target level of 1.64%

•	Held for investment non-performing assets: 2.23% vs. a target level of 2.5%

•	Pre-tax, pre-provision earnings (as adjusted for select items): $2.357 billion vs. target of $2.398 billion

•	Capital levels: exceeded required minimum regulatory and internal levels

In 2009, compensation to all Named Executive Officers as defined below was modified as required by TARP Standards including, among other modifications, the elimination of eligibility for the Variable Compensation Plan (the Company’s annual cash incentive compensation plan).

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2011, as well as the other individuals included in the Summary of Compensation Table on page 33, are referred to as the “Named Executive Officers.”

In 2011, the Company repaid its TARP obligations, by repurchasing on February 2, 2011, the shares of Series F preferred stock that the U.S. Department of the Treasury had purchased as part of the Troubled Asset Relief Program and on March 16, 2011, the Company also repurchased the warrant issued as part of this program. As a result, for the majority of fiscal 2011, the Company was no longer subject to restrictions on incentive compensation for Most Highly Compensated Employees (“MHCE”) which are applicable to companies operating under TARP. We then reestablished the elements of our pre-TARP compensation program with its greater ability to tie pay to performance. Key compensation actions for 2011 included:

•	Elimination of the payment of phantom salary stock and establishment of new cash salary levels for Named Executive Officers, as well as other former MHCEs

•	Reestablishment of the annual incentive compensation plan (“Variable Compensation Plan”) for Named Executive Officers, as well as other former eligible MHCEs

•

Reestablishment of the pre-TARP long-term incentive structure for Named Executive Officers, as well as other former eligible MHCEs, with performance-based grants made in the form of 50% Stock Appreciation Rights, 25% Performance Shares and 25% Restricted Stock

•

Reintroduced the Management Stock Purchase Plan (“MSPP”) for Named Executive Officers, as well as other former eligible MHCEs, which automatically redirects 25% of an executive’s annual incentive into deferred restricted stock with a 50% match on the restricted stock

•

Removed the gross-up payment to reimburse individuals for the excise tax from our form of change-in-control agreements, which will be applied to any individual who signs a new agreement with the Company

In January 2012, the Committee determined the annual incentive funding for the Company based on its performance on the key measures described above. Based on our performance, the corporate annual incentive plan funding for our Named Executive Officers was 116% of target.

The Company’s Human Capital and Compensation Committee

The Committee’s Role. The Committee is composed of independent directors and is responsible for establishing, implementing and monitoring the administration of compensation and benefits programs in accordance with the Company’s compensation philosophy and strategy and approving executive compensation and equity plan awards. The Committee focuses on the attraction and retention of key executives and, when making decisions, considers the Company’s compensation philosophy, the achievement of business goals set by the Company, relevant peer data, recommendations made by the Chief Executive Officer, and the advice of Compensation Advisory Partners LLC (“CAP”), an external executive compensation consulting firm with financial services industry expertise.

The Committee seeks to establish Total Rewards for the Company’s Executive Officers that are fair, reasonable, and competitive. The Total Rewards Program includes base salary, annual cash incentive compensation, long-term equity-based incentive compensation, benefits and certain perquisites. Generally, and except as impacted for a portion of 2011 by regulations related to TARP, the types of compensation and benefits paid to the Executive Officers are similar to those provided to other officers of the Company.

The Committee has taken the following steps to ensure that it effectively carries out its responsibilities:

•

Engaged CAP, a respected external compensation consultant with expertise in executive compensation, to provide the Committee with relevant market data and to advise the Committee on alternatives when making compensation decisions for the Named Executive Officers and on the recommendations being made by the Company’s Management for Executive Officers other than the Named Executive Officers. In addition to the support provided by CAP, employees who have significant compensation experience in the Company’s Human Resources division provide support, data, and analysis to the Committee

•	Conducted an annual review of the Committee Charter to ensure that it effectively reflects the Committee’s responsibilities

•	Conducted an annual review of the Company’s compensation philosophy to ensure that it remains appropriate given the Company’s strategic objectives

•	Conducted an annual review of the Company’s Compensation Peer Group

•

Reviewed all compensation components for the Company’s Chief Executive Officer, Chief Financial Officer, and other Named Executive Officers, incorporating a tally sheet and pay-for-performance sensitivity analysis for each executive

•

Initiated an annual evaluation of the execution of the Company’s pay-for-performance philosophy, to ensure that the actual award decisions resulted in alignment of relative pay and relative performance compared to the Compensation Peer Group

•

Scheduled an executive session prior to the conclusion of each Committee meeting, without members of Management, for the purpose of discussing decisions related to the CEO’s performance, goal-setting, compensation levels and other items deemed important by the Committee

•	Reviewed the Company’s CEO succession profile and assessment process

•	Completed an annual self-evaluation of the Committee’s effectiveness

•	Completed an annual review of the external compensation consultant’s performance to ensure the Committee receives the appropriate resources and counsel

•	Reviewed the Company’s risk assessment of executive and employee incentive plans with the Chief Risk Officer to ensure that the Company’s compensation design does not incent unnecessary risk

•	Reviewed the executive compensation requirements as set forth in the TARP Standards for Executive Compensation and Corporate Governance and approved actions designed to comply with these standards

Role of Executive Officers in Compensation Decisions. The Chief Executive Officer annually reviews the performance of each of the other Named Executive Officers. Based on this review, the Chief Executive Officer makes compensation recommendations to the Committee, including recommendations for salary adjustments, annual cash incentives, and long-term equity-based incentive awards. In addition, the CEO and other members of Management also annually assess performance for other Executive Officers and make compensation recommendations to the Committee. Although the Committee considers these recommendations along with data provided by its other advisors, it retains full discretion to set all compensation for the Company’s Executive Officers.

Additionally, the Chief Risk Officer discusses, evaluates, and reviews with the Committee all Executive Officer and employee incentive compensation plans. The purpose of the review is to ensure that the Company’s incentive compensation plans do not incent or pose unnecessary or excessive risks to the Company.

The Role of the Third Party Compensation Consultant. The Committee uses the services of an outside executive compensation consultant, CAP, to provide guidance and advice to the Committee on all matters covered by its charter. This consultant was selected and engaged by the Committee to provide a broad set of services pertaining to the compensation of the Company’s executives.

The consultant fulfills the following responsibilities:

•	Reviews the Company’s compensation philosophy and competitive positioning for reasonableness and appropriateness

•	Annually reviews the Committee’s charter and recommends changes as appropriate

•	Reviews Committee agendas and supporting materials in advance of each meeting

•	Advises the Committee on management proposals as requested

•	Reviews the Company’s Compensation Peer Group and survey data for competitive comparisons

•

Annually reviews the Company’s executive compensation programs and advises the Committee on the design of incentive plans or practices that might be changed to improve the effectiveness of its compensation program

•

Annually reviews competitive pay practices of the Compensation Peer Group for its Boards of Directors and recommends to the Committee changes required to pay the Company’s Board of Directors in a competitive fashion

•	Reviews, analyzes and summarizes survey data on executive pay practices and amounts that come before the Committee

•	Attends all Committee meetings, including executive sessions with only Committee members as requested

•	Advises the Committee on potential practices for Board governance of executive compensation as well as areas of concern and risk in the Company’s programs

•	Undertakes special projects at the request of the Committee

During 2011, CAP was specifically engaged on the following projects:

•

Advised the Committee with respect to the appropriateness of compensation targets and actual amounts paid to the Company’s executive officers given the Company’s compensation philosophy, size and Compensation Peer Group

•	Actively participated in the review and design of all executive compensation programs, including the Fifth Third Bancorp 2011 Incentive Compensation Plan approved at the 2011 Annual Meeting

•	Advised on the appropriateness of executive performance goals and metrics

•	Reviewed and advised on the compensation program for the Company’s Board of Directors

•	Advised the Committee regarding the Company’s compliance with TARP standards for compensation and developing a new compensation structure following repayment of the Company’s TARP obligations

•	Advised on the development of and reviewed the Company’s risk assessment of executive and employee incentive plans

•	Advised the Committee on market and regulatory trends and developments

•	Reviewed the 2011 Compensation Discussion and Analysis and related sections for our proxy statement and assisted in drafting the 2012 Compensation Discussion and Analysis

•	Attended all Committee meetings held in 2011

The Company does not engage CAP for any additional services outside of executive compensation consulting.

The Committee believes that the third party services of CAP are objective and unbiased.

The Committee’s Considerations. The Committee considers both the aggregate amounts and mix of an Executive Officer’s “Total Direct Compensation” (base salary, annual cash incentive compensation and long-term equity-based incentive compensation) when making decisions. The Committee generally assesses Total Direct Compensation relative to competitive market data in its November meeting, discusses recommendations for executive compensation in its January meeting and approves final recommendations at its February or March meeting. In 2011, final recommendations were made at its April meeting to provide the Committee with adequate time to determine appropriate compensation levels following the repayment of TARP.

Based on its most recent review of the competitive data, the Committee has determined that the compensation structure for Executive Officers is effective and appropriate. The structure reflects the Company’s compensation philosophy, in that its targets are tied to the market median, it has appropriate leverage to ensure a strong linkage between compensation and performance, and it drives rewards based on the most relevant performance measures for the Company. Also based on this review, the Committee determined that the Company’s aggregate 2011 Total Rewards packages (and potential payouts in the severance and change-in-control scenarios where applicable) for its Named Executive Officers are reasonable and not excessive.

The Committee believes that the relative difference between the compensation of the Chief Executive Officer and the compensation of the Company’s other Executive Officers is consistent with such differences found in the Company’s Compensation Peer Group and external reference labor market. Further, the Committee has reviewed the internal relationships between the compensation for the Chief Executive Officer and for other Executive Officers and has deemed them to be appropriate.

The remainder of this report outlines the Company’s compensation philosophy and executive compensation structure, and provides an analysis of compensation decisions made during 2011. To some extent, 2011 remained a transition year, with TARP restrictions on compensation having some carryover effect on 2011 compensation actions. The discussion of 2011 will focus primarily on the new compensation structure established for our Named Executive Officers, with reference to the impact of TARP compensation rules, as necessary.

Executive Compensation Philosophy and Strategy

Compensation Philosophy

The Company’s executive compensation program is intended to drive shareholder value by attracting and retaining talented executives, motivating executives to achieve corporate objectives, and encouraging share ownership among the Executive Officers to align their interest with that of the shareholders. It is constructed to allow the Company to provide competitive target compensation for talented executives and to differentiate actual pay based on the level of individual and organizational performance. The executive compensation program consists of three components: base salary, annual cash incentive compensation, and long-term equity-based incentive compensation. The executive compensation program is intended to provide 50th percentile compensation for 50th percentile performance relative to the Company’s Compensation Peer Group (identified below) and to pay at the 75th percentile for upper quartile (i.e., 75th percentile or better) performance relative to that Compensation Peer Group. The Committee refers to the Company’s Compensation Peer Group in making decisions related to compensation based on performance. In cases where data for the Compensation Peer Group is incomplete, the Committee uses data from a broader reference group that includes a wider variety of financial services organizations, though generally attempts to mirror the peer group participants to the extent possible.

The Company also intends that its Total Rewards Program (including benefits and certain limited perquisites) be tied to the competitive market median or 50th percentile. The Company periodically reviews competitive benefits analyses to ensure that its programs are consistent with those offered by other financial services companies.

Executive Officers’ eligibility for compensation and benefits is generally determined in a manner that is consistent with other employees at the Company. The timing and terms of incentive compensation awards for Executive Officers are also consistent with those of other eligible employees at the Company.

Benchmarking Methodology

In making compensation decisions, the Committee compares Company performance and each element of Executive Officers’ Total Direct Compensation with compensation information from a peer group of publicly traded banking and financial institutions (collectively the “Compensation Peer Group”). The Committee refers to this Compensation Peer Group for both compensation and performance-related benchmarking. Financial performance data is prepared either by the Committee’s external compensation consultant or by the Company, using publicly available data from public filings. Compensation data is generally prepared by the Committee’s external compensation consultants, using proprietary compensation databases and publicly available data from proxy statements. The Company’s consultant reviews any financial and/or compensation data that is prepared by the Company and provided to the Committee.

The Compensation Peer Group consists of companies with which the Committee believes the Company competes for talent and for stockholder investment, and which are similar in asset size and business mix. The following 12 companies were identified by the Committee as the 2011 Compensation Peer Group:

BB&T Corporation	The PNC Financial Services Group, Inc.
Capital One Financial Corporation	Regions Financial Corporation
Comerica Incorporated	SunTrust Banks, Inc.
Huntington Bancshares Incorporated	U.S. Bancorp
KeyCorp	Wells Fargo & Company
M&T Bank Corporation	Zions Bancorporation

The Committee annually reviews its Compensation Peer Group and considers changes to the Compensation Peer Group deemed necessary to ensure that the nature and size of the organizations continue to be appropriate. Based on the Committee’s evaluation of the Compensation Peer Group for 2011, it determined that the only change to the Compensation Peer Group would be the removal of Marshall & Ilsley (acquired by the Bank of Montreal in December 2010). The Company’s assets were at approximately the 43rd percentile of its 2011 Compensation Peer Group as of December 31, 2011.

Compensation Strategy

The Company’s compensation strategy refers to the structure and programs designed to achieve its compensation philosophy.

2011 Compensation Structure, Plan Design and Awards

Compensation Structure. The compensation structure (i.e., each element of pay described below and the respective targets and ranges of pay for each element) for Executive Officers is reviewed annually. When determining the compensation structure, the following items are considered:

•	The most recent and prior years’ comparative proxy statement and survey data for similar jobs among the Compensation Peer Group

•

The 25th percentile, median (i.e., 50th percentile) and 75th percentile peer data for each element of compensation (base salary, target annual cash incentive compensation, and target long-term equity-based incentive compensation as well as the resulting Total Direct Compensation)

•

The ability to provide market median (i.e., 50th percentile) Total Cash Compensation (i.e., base salary plus annual cash incentive compensation) for 50th percentile performance relative to the Compensation Peer Group

•	The ability to provide 75th percentile Total Cash Compensation for upper quartile (i.e., 75th percentile or better) performance relative to the Compensation Peer Group

At its April meeting, the Committee decided to readopt a pay-for-performance structure more consistent with its long-term approach and compensation philosophy. In addition, individual compensation opportunities were established under the new structure to align with the stated compensation philosophy. Under the compensation structure, compensation will be delivered through three primary elements:

•	Base Salary

•	Annual Incentive (delivered through the Variable Compensation Plan)

•	Long-term Incentives

This includes the Management Stock Purchase Plan (“MSPP”), which is a mandatory deferral of 25% of annual incentive payments into Restricted Stock with 50% Company match.

Below is the compensation structure for Named Executive Officers approved by the Committee at its April meeting:

2011 Target Total Compensation

Executive	Base Salary	Annual Incentive	Long-Term Incentive	Total Comp
Kevin T. Kabat, Pres. & CEO	$1,000,000	$1,500,000	$4,500,000	$7,000,000
Daniel T. Poston, EVP & CFO	$500,000	$500,000	$1,100,000	$2,100,000
Greg D. Carmichael, EVP & COO	$675,000	$877,500	$1,947,500	$3,500,000
Robert A. Sullivan, SEVP	$570,000	$456,000	$1,000,000	$2,026,000
Paul L. Reynolds, EVP & CRO	$550,000	$550,000	$1,000,000	$2,100,000

Note: The above structure does not reflect the impact of the Management Stock Purchase Plan

Impact of TARP on the Implementation of the Compensation Philosophy for NEOs in 2011. For the first 33 days of 2011, the Company was subject to TARP compensation rules. Due to TARP’s impact, certain elements of the TARP compensation structure remained in place for the first few months of the year. For example, Named Executive Officers (collectively, “NEOs” and each an “NEO”) continued to receive immediately vested phantom stock units through April 15, 2011 (which were granted each pay period and will be settled solely in cash; 50% of the phantom stock units granted in 2011 will be paid out on June 15, 2012 and the remaining 50% will be paid out on June 15, 2013). In addition, annual incentive payments for fiscal 2011 were reduced by the value of the phantom stock units granted to the executive up to April 15th, 2011, as an underlying principle of the compensation program for 2011 was that executives could not be eligible to receive phantom stock units and an annual incentive payment for the same time period.

Pay Mix and Total Compensation for Executive Officers

Annual vs. Long-Term Compensation. The Company intends to attract and retain talented executives with competitive salaries and annual cash incentive compensation opportunities that deliver market-appropriate awards based on annual performance, balanced by long-term equity-based incentive compensation awards that also provide market-competitive opportunities to deliver value commensurate with shareholder gains. The Company employs a pay mix (i.e., proportions of base salary, annual cash incentive and long-term equity-based incentive compensation comprising Total Direct Compensation) that approximates that of its peers to be consistent with its pay philosophy and to maximize the Company’s ability to attract, motivate and retain talented executives. Generally, approximately 50% or more of target total compensation is delivered through long-term incentives. The target mix between annual and long-term incentive compensation under the new 2011 target compensation structure was as follows:

The above table does not reflect the mandatory deferral of 25% of the annual incentive payments into Restricted Stock as part of the MSPP, or the 50% Company match. The table below shows the impact to the target pay mix once the MSPP has been applied.

The 2011 target compensation structure results in a mix of cash and equity awards. The Company typically pays base salary and a portion of the annual incentive compensation in cash. All of its long-term equity-based incentive compensation awards are denominated in the form of shares of the Company’s common stock. Generally, our Named Executive Officers have approximately 50% or more of their target compensation delivered in the form of equity-based compensation. The table below shows the mix between cash and equity for each NEO, with the application of the MSPP included.

Tally Sheet. The Company annually prepares a tally sheet of all compensation and potential payouts for the Committee’s use when approving compensation matters. The Committee reviews all components of the Company’s Chief Executive Officer, Chief Financial Officer and the other Named Executive Officers’ compensation, including:

•	Base salary, including phantom stock units, as applicable

•	Annual cash incentive compensation

•	Long-term equity-based incentive compensation

•	Accumulated, realized and unrealized equity award gains

•	The dollar value to the executive and cost to the Company of all perquisites and other personal benefits

•	The earnings and accumulated payout obligations under the Company’s nonqualified deferred compensation program

•	The projected payout obligations under the Company’s supplemental executive retirement plan

•	Several potential termination scenarios, including change in control where applicable

In February 2011 and February 2012, the Committee reviewed tally sheets containing all the above components and the associated dollar amounts for projected 2011 and 2012 compensation and found that the figures were appropriate and reasonable. Also at that time, the Committee reviewed a sensitivity analysis of the relationship between each Named Executive Officer’s 2011 and 2012 target Total Direct Compensation and the Company’s performance (both stock price performance and financial results). The Committee was satisfied that the 2011 and 2012 compensation structures provided significant differentiation in the payouts for high versus low levels of both absolute and relative performance.

Final Determinations. The Committee considers several factors and objectives relevant to each specific program when determining compensation. The Committee also contemplates each award’s impact on the Total Direct Compensation package. Total Direct Compensation is intended to target the median (i.e., 50th percentile) of the relevant market data, and actual compensation (both amount and mix) for executives varies based on their performance, prior experience and other pertinent factors. In addition, for purposes of attracting and retaining key executives, the Committee may determine that an additional award, an above-median sign-on package and/or an incentive guarantee for a new hire, or a Total Direct Compensation package that is above market median is appropriate.

2011 Executive Compensation Awards & Decisions

Base Salary. The Committee reviews individual base salaries of the Company’s Executive Officers annually (and/or at the time of promotion). Salary increases, if any, are based on the Company’s overall performance and the executive’s attainment of individual objectives during the preceding year in the context of competitive market data. The objectives of the Company’s base salary program are to provide salaries at a level that allows the Company to attract and retain qualified executives and to recognize and reward individual performance. The following items are considered when determining base salary levels:

•	Market data provided by the Company’s external compensation consultant

•	The Executive Officer’s experience, scope of responsibilities, performance and potential

•	Internal equity in relation to other Executive Officers with similar levels of experience, scope of responsibilities, performance and potential

•	Other relevant information, which may include federal programs, regulatory requirements, etc.

In establishing 2011 compensation levels for Named Executive Officers, the Committee was guided by these principles. As a result, in April 2011, following the repayment of TARP the Committee set the base salaries of the Named Executive Officers at the amounts set forth above.

Pay for Performance

Under the 2011 target compensation structure, target annual and long-term incentives comprise the majority of Executive Officers’ target Total Direct Compensation. The actual amounts realized by Executive Officers under these incentive plans vary based on the performance of the Company and individual performance. Company performance is evaluated from a variety of perspectives, including:

•	Absolute performance and performance relative to peers

•	Return measures including total shareholder return

•	Growth in earnings per share

•	Efficiency ratio

•	Stock price growth

Annual cash incentive compensation awards to Executive Officers are approved and funded on the basis of Company performance relative to the specific targets described below and are also allocated to each participant based on individual performance. Long-term equity-based incentive compensation awards are made to each participant based on individual performance. Long-term equity-based incentive compensation awards granted in 2011 are earned, and derive value, based on shareholder return and stock price appreciation. Amounts realizable from prior compensation awards do not impact decisions relative to future awards or benefits because of the Company’s belief that prior awards were made on a performance basis.

Each 2011 decision is described in detail below.

2011 Annual Cash Incentive Compensation

Annual Cash Incentive Compensation. The annual cash incentive compensation program’s objective is to reward executives for superior performance relative to the Compensation Peer Group. Target award levels are established at the beginning of the year for each Executive Officer based primarily on market median target awards and are expressed as a percentage of base salary. The maximum annual cash incentive compensation awards under the program that a Named Executive Officer could earn for 2011 was 225% of target.

Plan Design. The Company refers to its annual cash incentive compensation program as the “Variable Compensation Plan” or the “VCP.” During meetings held in late 2010 and early 2011, the Committee engaged in numerous discussions about the VCP’s objectives and the metrics and design that would best achieve those objectives. Due to the improvement in the Company’s performance, the Committee decided to move back towards bottom-line performance measures that more closely align with shareholder interests.

The design of the VCP was comprised of the following three primary funding measures. The measures were weighted as illustrated below to reflect their relative importance to the Company:

1.	Earnings per share vs. plan: 50% weight

2.	Return on tangible common equity vs. plan: 25% weight

3.	Efficiency ratio vs. peers: 25% weight

It is the view of the Committee that these measures provide executives with balanced incentives to increase the absolute level of earnings, while also ensuring that investors’ capital is used efficiently to generate competitive returns. Efficiency ratio is useful as a complementary measure for two reasons: 1) it provides a measure of the cost efficiency of the Company’s operations and 2) it can be assessed on a relative basis vs. peers to ensure that the Company is operating competitively with others in the industry.

In addition, the Committee agreed upon five additional measures relative to the overall financial stability of the Company that would be considered on a discretionary basis when determining the final funding of the VCP. These measures were available liquidity, net charge-offs (NCOs), held for investment non-performing assets (NPAs), pre-tax, pre-provision core earnings and meeting required regulatory minimum and internal target capital levels. These measures were selected as they provide additional information to the Committee about the quality of earnings, as well as the financial stability of the Company and the strength of its balance sheet against the backdrop of the overall economy and challenges facing financial institutions.

The financial plan approved by the Board of Directors included specific target levels for each of these measures which are shown below. Actual performance against these targets was considered, in addition to the three primary funding metrics listed above, to determine the available funding for all participants of the VCP.

Performance Goals. The earnings per share and return on tangible common equity goals under the VCP were scaled to represent three levels of performance: threshold, target, and maximum. The Committee established the baseline earnings per share target for 2011 at $1.29, and a return on tangible common equity target of 12.34%. Linear interpolation is used to calculate funding levels between stated performance levels and actual performance between threshold and maximum performance levels for both measures. The Committee placed the target goal for relative efficiency ratio at the median of the Compensation Peer Group, reflecting the Company’s philosophy to tie target pay to median (i.e., 50th percentile) performance. The threshold, target, and maximum performance levels and the Company’s performance level (as calculated per the discussion set forth below in “Determination of Awards”) are outlined below.

Variable Compensation Plan Primary Performance Metrics

Primary Performance Metric	Threshold Performance	Target Performance	Maximum Performance	Company Performance
Earnings per share*	$1.09	$1.29	$1.49	$1.25

Return on tangible* common equity	10.49%	12.34%	14.19%	11.97%

Efficiency ratio*	25th percentile	Median (i.e., 50th percentile)	75th percentile	70th percentile

*	as adjusted for select items

As mentioned in the above Plan Design section, ranges for the five additional measures are established based on the financial plan, as approved by the Board of Directors. These measures are outlined below:

Variable Compensation Plan Additional Performance Metrics

Performance Metric	Target Performance	Company Performance
Available liquidity	$10-20 billion	$33.7 billion
Net charge-offs	1.64%	1.49%
Held for investment non-performing assets	2.5%	2.23%
Pre-tax, pre-provision earnings (adjusted for select items)	$2.398 billion	$2.357 billion
Capital levels	Meet required regulatory minimum and internal target levels	Exceeding

The earnings-based targets established for purposes of the VCP, and the determination of Company performance against those targets, reflect exclusion of the effects (positive or negative) of isolated items not contemplated by our financial plan and which are not indicative of our core operating performance. For 2011, for purposes of the VCP, earnings excluded charges related to changes in the fair value of a swap liability associated with the sale of our shares of Visa, Inc. and expenses associated with the increase in litigation reserves associated with our bankcard association membership. In addition, the efficiency ratio calculations reflect the effect of these exclusions, as well as the exclusion of securities gains/losses and debt extinguishment gains/losses and expenses associated with the termination of certain hedging transactions. Peer efficiency ratio calculations reflect adjustments for certain significant items for comparison purposes.

Determination of Awards. The funding calculation based on the primary performance metrics outlined in the Variable Compensation Plan Primary Performance Metrics table above produced a VCP pool equal to 116% of target for all of the Named Executive Officers, other than Mr. Sullivan. Mr. Sullivan’s VCP pool funding was equal to 145% of target based on the primary performance metrics outlined above and specific regional performance metrics particular to his position. This funding level was achieved primarily based on the Company’s strong performance in efficiency ratio relative to the approved target level, and slightly below plan performance on earnings per share and return on tangible common equity.

As mentioned earlier, annual incentive payments for fiscal 2011 were reduced by the value of the phantom stock units granted to the executive up to April 15th, 2011, as an underlying principle of the compensation program for 2011 was that executives could not be eligible to receive phantom stock units and an annual incentive payment at the same.

2011 Long-term Equity-based Compensation

Long-term Equity-Based Incentive Compensation. The objective of the long-term equity-based incentive program is to align executives’ interests with shareholders’ interests and to link executive wealth accumulation with the long-term performance of the Company. Target award levels are established at the beginning of the year for each Executive Officer based primarily on market median target awards, and actual awards are made based on individual performance relative to established individual performance objectives.

The Company employs various long-term equity-based incentive compensation awards intended to align executives’ awards with shareholders’ interests. These awards include stock-settled stock appreciation rights (“SARs”), restricted stock and performance shares. The Company historically awarded incentive and non-qualified stock options. Beginning in 2004, the Company generally discontinued granting incentive and non-qualified stock options. All previously awarded incentive and non-qualified stock options outstanding are fully vested and exercisable.

The Company reviewed the mix of long-term equity-based incentive compensation awards for its Executive Officers in 2011 to ensure that it effectively supported the Company’s objectives:

•	Align management and shareholders’ interests

•	Motivate senior executives to optimize long-term shareholder value

•	Encourage stock ownership among senior executives

•	Enhance the Company’s ability to retain key executives

•	Ensure the program design is consistent with our compensation philosophy and reflective of external market trends

The Committee maintained its historical mix of award types to evenly balance growth and full-value awards for 2011. The Committee believes that a substantial portion of the long-term equity-based incentive compensation opportunity should come from a growth-oriented incentive (i.e., SARs) that aligns executives’ interests with those of the Company’s shareholders. In addition, the Committee believes that full-value share awards (i.e., performance shares and restricted stock) complement each other and are important to drive stronger retention value and enhanced ownership creation opportunities, and should therefore also be granted in a meaningful amount (i.e., 25% each). Moreover, the Committee believes that awarding performance shares fulfills the objective of creating a clear results orientation among participants. The Committee determined that these weightings were appropriate based on the Company’s strategic objectives, compensation philosophy and competitive practice.

In 2011, Named Executive Officer awards were granted in April based on the mix of awards described below. Total long-term incentive awards were first denominated in dollars, and generally granted in share-denominated amounts in the following manner:

Award Type	Proportion of long-term incentive value	Calculation of Awards
Stock Appreciation Rights	50%	Total award dollar value multiplied by 50% divided by stated 2011 SAR value of $5.25 (see page 27 for a description of how the Company determines the compensation value of a SAR)
Performance Shares	25%	Total award dollar value multiplied by 25% divided by 30-day average beginning share price (i.e., for 30 trading days prior to April 1, 2011) of $14.02 for 2011
Restricted Stock	25%	Total award dollar value multiplied by 25% divided by $13.36, the Company’s closing stock price on April 19, 2011

The Company assigns a compensation value for SARs at the beginning of each calendar year, based on a number of factors including the calculated Black-Scholes value using the full ten-year term. This compensation value is not equal to the Black-Scholes value calculated for accounting purposes, in part due to use of the weighted average life for the accounting calculation.

Long-term equity-based incentive compensation awards for the Named Executive Officers are made to align the focus and rewards with the interests of the Company’s shareholders and to facilitate share ownership among Named Executive Officers. Target awards are established based on market median compensation for each position, and the values awarded represent the reward opportunity that may be realized only with commensurate performance. Award levels are not automatically made at target. The actual award levels are based on Company performance and the individual performance of each Named Executive Officer, such as:

•	The Company’s revenue and expense results

•	Division’s revenue and expenses vs. budget

•	Internal and external customer service levels

•	Performance relative to the Company’s strategic initiatives

•	Results related to specific individual responsibilities

The Chief Executive Officer recommends the award levels for the other Named Executive Officers and the Committee makes the final award determination for all Named Executive Officers. The award considerations are not based on a formula. Rather the Committee may choose to make the actual award higher or lower than the target award based on the performance factors described above. The Committee believes that by including a performance element as part of the upfront grant process, the Company is able to further reinforce the pay-for-performance objective of the long-term incentives.

These grants provide incentive for the creation of shareholder value since the full benefit of the grant to each Executive Officer can only be realized with an appreciation in the price of the Company’s common shares or based on relative total shareholder return, depending on the type of award. The Company does not grant discounted stock options or SARs, re-price previously granted stock options or SARs, or grant reload stock options.

SARs for Executive Officers have been and will continue to be granted at the closing price of the Company’s common stock on the date of grant, with a 10-year term and generally a 4-year graded vesting schedule. These award terms are consistent with the annual grant for all eligible employees at the Company. The grant date is the date of the Committee’s approval of the awards, which will typically be at a March or April

Committee meeting or at the annual shareholder meeting in April. The grant dates for 2011 awards are detailed in the 2011 Grants of Plan-Based Awards table. The Company does not adjust the timing of its annual grant based on SEC filings or press releases. Rather, the annual grant date is established and communicated well in advance.

Performance shares are granted with goals set at the date of the award grant in terms of three-year total shareholder return relative to the Company’s Compensation Peer Group. Total shareholder return was selected as the measure when the plan was introduced in 2004, and subsequently retained, because of its strong alignment with shareholder interests. The grants established varying payouts for increasing levels of relative total shareholder return, and aligned with the Company’s philosophy of tying median pay to median performance with appropriate upside and downside leverage:

Performance Level	Payout
40th percentile (threshold)	50% of award
50th percentile (target)	100% of award
90th percentile (maximum)	200% of award

Beginning in 2010, the Committee determined that performance shares would be settled 100% in shares. The 2008 performance share award measures performance from April 1, 2008 through March 31, 2011. Fifth Third’s performance over this period was at the 56th percentile of peers, resulting in a payout of 112% of target. The total shareholder return for subsequent awards made under this program (i.e., 2009, 2010 and 2011) is currently above the threshold level. If the total shareholder return for that grant remains at or above the threshold, the 2009 award will be earned in April of 2012.

Restricted stock awards vest ratably on the first, second and third anniversaries of the grant date. These awards are full-value shares of stock that are eligible for dividend payments and receive voting rights during the restriction period. Restricted stock awards granted to Executive Officers subject to the TARP Standards for Executive Compensation were granted with a more limited vesting schedule, where shares vest 100% on the third anniversary of the grant date.

Management Stock Purchase Plan. The objective of the Management Stock Purchase Plan (“MSPP”) is to maintain an appropriate balance between the short-term focus of the VCP and long-term shareholder value creation through a combination of increased equity ownership coupled with a holding period requirement. This plan was adopted by the Committee to increase the overall retention value and create enhanced ownership opportunities for the senior leadership team. This is accomplished by automatically redirecting 25% of the earned annual cash incentive award into restricted shares, and then applying a Company match of 50% to the shares purchased by the executive. The purchased shares are immediately vested, but must be held by the executive for at least three years before they can be sold or transferred. The matching restricted stock vests one-third per year on the first through third anniversaries of the grant date.

Other Plan Provisions. The annual cash and long-term equity-based incentive compensation awards are authorized under the Company’s Incentive Compensation Plan (the “Plan”). This Plan was approved and adopted by the Company’s shareholders in 2011.

The Company’s Code of Business Conduct and Ethics provides that the Company reserves the right to and, if appropriate, will seek restitution of any bonus, commission or other compensation received as a result of an employee’s intentional or knowing fraudulent or illegal conduct or misconduct, including the making of a material misrepresentation contained in the Company’s financial statements.

The Committee has delegated to certain Named Executive Officers, as well as to the Director of Total Rewards the authority to grant equity awards for recruiting and retention purposes up to specified limits.

Non-Binding Advisory Say on Pay Proposal. In 2011, our shareholders approved a non-binding advisory say-on-pay proposal at our 2011 Annual Meeting with over 94% of the votes cast voting in favor of that proposal. The Committee reviewed the results of the shareholder vote and took the high percentage in favor as an indication that there is strong support among our shareholders for our pay-for-performance approach. We intend to maintain but continue to monitor our current compensation structure and future votes to ensure that there is continued support for our pay programs among our shareholders.

Compensation Risk. As a bank that is regulated by the FDIC and the Federal Reserve, the Company has gone through a rigorous process over the past few years to ensure that our compensation programs for our executives do not provide incentives to take excessive risks that could have material adverse impact on the company. Our compensation program for our Named Executive Officers has several features that help to address potential concerns about risk:

•	Caps on the maximum payment under our annual cash incentive plan (VCP) and our performance share plan

•	Mandatory deferral of 25% of the cash incentive plan payment into shares in the Management Stock Purchase Plan

•	Balanced mix of short-term, medium-term and long-term compensation

•	Stock ownership guidelines

•	Company clawback rights

Executive Benefits & Perquisites

Summary of Eligibility for Benefits and Perquisites

The Company provides a few benefits and perquisites to Executive Officers that are not available to the general employee population. Special benefits include the deferred compensation plan and a supplemental executive retirement plan (frozen for all employees except those who were age 50 with 15 years of services as of December 31, 1998). Special perquisites for executives include the following: financial planning reimbursement, country club memberships (not offered on a going forward basis) and parking. The Company does not provide tax gross-ups for these special perquisites.

Retirement Benefits

The Company’s retirement benefits are designed to assist employees in accumulating wealth to provide income during their retirement years. The retirement benefits are designed to attract and retain employees and to encourage employees to save money for their retirement while maintaining a competitive cost structure. Based on the Company’s research using two national benefits surveys, its retirement benefits are positioned near the market median for similar employers. The Company’s primary retirement benefit plan is a defined contribution 401(k) plan with a company match and possible additional discretionary contributions, both of which are subject to vesting requirements. The Company also maintains a defined benefit plan that has been frozen except for approximately 15 employees who had previously met its eligibility requirements and are permitted to continue participating.

401(k) and Profit-Sharing. The Company maintains a 401(k) plan for all eligible employees. The 401(k) plan provides a match to employee contributions and may also provide an annual discretionary profit-sharing contribution. The Company’s match is 100% of the first 4% of eligible compensation an employee contributes to the plan, and is invested in any of the plan’s existing investment alternatives that the employee selects. The discretionary profit-sharing contribution is based on the Company’s performance, and is invested in the participant’s existing 401(k) investment allocations. The discretionary contribution for 2011, paid in 2012, was

3% of eligible compensation based on the Company’s financial results. All Named Executive Officers are eligible for this plan up to the IRS wage or contribution limits.

Pension Plan. The Company maintains a defined benefit pension plan. On November 15, 1998, the benefit plan was frozen except for employees who were age 50 or older and had at least 15 years of service at December 31, 1998. The plan was frozen because the combination of this plan and the defined contribution plan provided benefits that may have exceeded retirement income needed by employees and resulted in the Company having benefit costs higher than its competitors. Employees who met the age and service requirement were “grandfathered” and continue to accrue benefits under that plan. No Named Executives continue to accrue benefits under this plan. Mr. Kabat has a frozen benefit for his service while at Old Kent Bank prior to it being acquired by the Company. The Old Kent Bank defined benefit plan was frozen for all participants shortly after the Company acquired Old Kent Bank. Mr. Reynolds has a frozen benefit for his service prior to the Plan being frozen. The Company also has a supplemental executive retirement plan, The Fifth Third Bancorp Supplemental Retirement Income Plan (“SERP”) that mirrors the qualified defined benefit plan except that it provides benefits that are lost under the qualified plan due to IRS qualified plan limits. The SERP was also frozen for all participants except for the grandfathered participants in the qualified defined benefit pension plan. Mr. Reynolds has a frozen SERP benefit for his service prior to the Plan being frozen. The retirement benefit under both the defined benefit pension plan and the SERP is based on years of service and a percent of an employee’s highest five consecutive years of earnings over the last ten years of employment. Compensation for retirement benefit calculations is defined as the base salary plus variable compensation.

Health and Welfare Benefits

The Company offers medical, dental, life and disability insurance to its employees. The benefits are designed to attract and retain employees and provide security to employees for their health and welfare needs. Based on the Company’s research using two national benefits surveys, its health and welfare benefits are positioned near the market median for similar employers. These benefits are offered to employees and Named Executive Officers on a uniform basis and are subject to insurance policy limitations. The Company provides Company-paid life insurance coverage equal to an employee’s base salary, up to $1,000,000. The Company’s long-term disability benefit is 60% of an employee’s base salary and the benefit is limited to $20,000 per month. The Company also offers a Company-paid short-term disability benefit with similar benefits to the long-term disability program.

Deferred Compensation

The Company offers some of its employees (at certain salary band levels, including its Executive Officers) a nonqualified deferred compensation plan. This plan allows for the deferral of base salary, bonus, and/or performance-based restricted stock. The plan also provides for the Company to make a contribution for loss of qualified plan 401(k) match and/or discretionary contribution due to deferral of pay into this plan or due to wage and/or contribution limitations under the qualified 401(k) plan. These contributions had historically been invested 100% in the Company’s common stock; however, beginning January 1, 2007 participants were able to diversify their investments into the existing 401(k) plan investment alternatives, with the exception of performance-based restricted stock that is deferred. These contributions were not made in 2009 or 2010 to any Named Executive Officers or other Executive whose compensation was restricted due to the Company’s participation in the TARP. Upon the Company’s repayment of TARP obligations in 2011, Named Executive Officer, or other Executives, whose compensation was restricted due to the Company’s participation in the TARP were able to participate in the deferred compensation program.

Severance and Change-in-Control Benefits

The Company maintains change-in-control agreements for approximately 45 of its officers (including all of the 2011 Named Executive Officers). The severance benefits conferred in these agreements range from one to

2.99 times the individual’s base salary plus target annual cash incentive compensation, and other benefits, and are effective only in the event of both a change in control and termination of employment (including a constructive termination). For this purpose, a change in control would occur in any of the following instances:

•	Any person is or becomes the beneficial owner of 25% or more of the Company’s outstanding common stock

•	During any consecutive 2-year period, the Directors in office in the beginning of such period (or Directors who were approved by 2/3 of such Directors) cease to constitute a majority of the Board

•

The sale or disposition of substantially all of the Company’s assets or the merger or consolidation of the Company with any other corporation unless the voting securities of the Company outstanding prior to such action continue to represent at least 50% of the voting power of the merged or consolidated entity

•	The Company’s shareholders approve a plan of complete liquidation of the Company

Beginning in 2011, the Company revised its form of change-in-control agreements by removing the tax gross-up payment to reimburse individuals for the excise tax and associated income taxes on excess parachute payments as outlined under Sections 280G and 4999 of the Internal Revenue Code. The new form of change-in-control agreement will apply to any individual who signs a new agreement with the Company. Recently Mr. Poston and Mr. Reynolds signed this new form of agreement.

The agreements defer to the 2004, 2008 and 2011 Incentive Compensation Plans for treatment of long-term equity-based incentive compensation in the event of a change in control. If a change in control occurs, all stock-based awards granted prior to April 15, 2008 would vest immediately (i.e. single trigger) without the requirement of a termination of employment. Awards granted on or after April 15, 2008 do not provide for single trigger vesting. Instead, the vesting provisions for those awards provide for accelerated vesting only if there is a change in control and a subsequent qualifying termination of employment (i.e. double trigger). Performance-based awards (including performance shares and performance-based restricted stock) would be paid out at the higher of (1) the extent to which the performance goals had been met through the date of the change in control, or (2) the value at the date of the change in control of the number of target shares awarded at the grant.

Tax and Accounting Impact

Deductibility of Executive Compensation. Certain sections of the Internal Revenue Code limit the deductibility of compensation paid to or earned by a public company’s Named Executive Officers. In particular, the Company was not permitted to deduct compensation earned by the Named Executive Officers in excess of $500,000 as a result of the Company’s participation in the TARP . The limitation of the deductibility of compensation earned by the Named Executive Officers continued in 2011. For the year ended December 31, 2011, the total tax impact for non-deductible compensation was $2 million. Subsequent to ending the Company’s participation in TARP on February 2, 2011, the Company may not be permitted to deduct certain compensation paid to the Named Executive Officers in excess of $1,000,000 under the Internal Revenue Code.

Nonqualified Deferred Compensation. The American Jobs Creation Act of 2004 was signed into law on October 22, 2004, changing the tax rules applicable to nonqualified deferred compensation arrangements. The final regulations became effective January 1, 2008 and the Company believes it is operating in compliance with the regulations. A more detailed description of the Company’s nonqualified deferred compensation arrangements is provided on page 43 under the heading “Nonqualified Deferred Compensation”.

Accounting and Financial Reporting. The Company accounts for long-term equity-based incentive compensation payments including stock options, SARs, performance-based restricted stock, and performance shares in accordance with accounting principles generally accepted in the United States of America.

Executive Ownership and Capital Accumulation

The executive compensation program is designed to provide opportunities for Executive Officers to build ownership in the Company and to align performance with shareholder interests. Accordingly, the Company has established share ownership guidelines for employees in the Company’s salary band structure, including the Executive Officers. The amount of shares required to be retained varies based upon the assigned salary band. These employees are expected to use shares net of taxes obtained through awards under the long-term equity-based incentive compensation program to establish a significant level of direct ownership. Stock ownership includes:

•	Shares owned individually and by immediate family

•	Restricted stock not yet vested

•	Shares held in the 401(k) plan

•	Shares held in the employee stock purchase plan

•	Shares held in the nonqualified deferred compensation plan.

Executive Officers who have not met the ownership guidelines are required to retain 50% of the net after-tax shares following exercise or receipt of the shares. In addition, Executive Officers are required to retain 100% of the net after-tax shares for one year following exercise or receipt of the shares. Specific ownership guidelines for the Named Executive Officers are:

2011 Share Ownership Guidelines

Chief Executive Officer	115,000 shares
Other Named Executive Officers	50,000 shares

The Committee reviews progress toward achieving the ownership goal for the Company’s Executive Officers on an annual basis. Based on the 2011 review, all of the Named Executive Officers had reached their ownership guideline.

Although the Company currently does not prohibit its Executive Officers from hedging shares of the Company’s common stock, any hedged shares are excluded from the calculation of Executive Officers’ ownership levels when analyzing progress toward meeting the stock ownership guidelines. Furthermore, Section 955 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the Securities and Exchange Commission to promulgate rules requiring each issuer to disclose whether any employee or director is permitted to purchase financial instruments designed to hedge or offset and decrease in the market value of their equity securities. Upon the adoption of these rules, the Company will adopt measures to comply with these rules and will consider corporate governance best practices that evolve from such rules for other potential policy changes. Additionally, the Company’s insider trading policy prohibits trading during designated blackout periods and requires approval by the Legal Department prior to any trade.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The table below summarizes the compensation awarded, paid to, or earned by the Company’s Named Executive Officers during 2009-2011. Compensation for Named Executive Officers was adjusted in 2009 and 2010 in order to comply with the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued by the U.S. Department of the Treasury on June 15, 2009. As described in the Compensation Discussion and Analysis, the Company repaid its TARP obligations on February 2, 2011 and at its April meeting the Committee readopted a pay-for-performance structure more consistent with its long-term approach and compensation philosophy. The amounts in the Stock Awards and Option Awards columns indicate the grant date fair value associated with all grants awarded in the corresponding year and do not correspond with the amounts that the Named Executive Officers may eventually realize with respect to these awards. The benefit; if any, actually received from these awards will depend upon the future value of our common stock. In addition, a portion of the awards granted in 2009 prior to the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued by the U.S. Department of the Treasury on June 15, 2009 were forfeited in 2011 in order to comply with the Interim Final Rule.

2011 Summary Compensation Table

Name & Principal Position	Year	Salary(1) ($)		Bonus ($)	Stock Awards(2)(3) ($)		Option Awards(2) ($)		Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(5) ($)		All Other Compensation(6) ($)		Total ($)
Kevin T. Kabat Chief Executive Officer	2011 2010 2009	$ $ $	1,659,947 3,144,823 2,108,747	— — —	$ $ $	2,624,573 1,572,411 2,209,403	$ $	1,837,541 — 824,775	$855,041 — —	$ $ $	130,600 63,600 41,600	$ $ $	130,497 40,779 31,167	$ $ $	7,238,198 4,821,612 5,215,692

Daniel T. Poston, Executive Vice President and Chief Financial Officer	2011 2010 2009	$ $ $	638,458 940,379 564,638	— — —	$ $ $	704,152 470,181 252,501	$ $	449,178 — 94,260	$334,187 — —		— — —	$ $ $	51,598 22,275 26,363	$ $ $	2,177,573 1,432,835 937,763

Greg D. Carmichael Executive Vice President and Chief Operating Officer	2011 2010 2009	$ $ $	966,542 1,617,728 1,022,349	— — —	$ $ $	1,255,432 808,864 789,074	$ $	795,247 — 294,563	$609,201 — —		— — —	$ $ $	89,349 35,364 41,718	$ $ $	3,715,771 2,461,956 2,147,704

Robert A. Sullivan Senior Executive Vice President	2011 2010 2009	$ $ $	713,018 1,034,802 818,242	— — —	$ $ $	679,201 478,765 552,353	$ $	408,342 — 206,194	$381,919 — —		— — —	$ $ $	539,760 28,589 41,342	$ $ $	2,724,765 1,542,156 1,618,130

Paul L. Reynolds Executive Vice President and Chief Risk Officer	2011 2010	$ $	696,612 1,025,134	— —	$ $	676,373 512,568		$408,342 —	$376,265 —	$ $	8,500 6,500	$ $	60,896 29,469	$ $	2,224,463 1,573,671

(1)	2011 amounts reflect salary paid in the form of cash and phantom stock units for all Named Executive Officers. The following chart depicts the portions of pre-tax salary delivered in cash and phantom stock units for each Named Executive Officer. For more information about phantom stock units, see also the Grants of Plan Based Awards table, as well as the Outstanding Equity Awards and Option Exercises and Stock Vested tables.

Executive	2011 Salary			2010 Salary			2009 Salary
	Cash	Phantom Stock Units	Total	Cash	Phantom Stock Units	Total	Cash	Phantom Stock Units	Total
Kevin T. Kabat	$1,000,002	$659,945	$1,659,947	$1,000,002	$2,144,821	$3,144,823	$953,843	$1,154,904	$2,108,747
Daniel T. Poston	$504,042	$134,417	$638,458	$508,341	$432,038	$940,379	$452,948	$111,691	$564,638
Greg D. Carmichael	$718,810	$247,732	$966,542	$814,988	$802,740	$1,617,728	$660,071	$362,278	$1,022,349
Robert A. Sullivan	$597,523	$115,495	$713,018	$659,443	$375,359	$1,034,802	$616,126	$202,116	$818,242
Paul L. Reynolds	$560,298	$136,314	$696,612	$582,797	$442,337	$1,025,134	n/a	n/a	n/a

(2)	Amounts reflect the aggregate grant date fair value of awards granted during the year valued in accordance with Statement accounting principles generally accepted in the United States of America. Assumptions used in determining fair value are disclosed in the footnote 24 “Stock Based Compensation” located on pages 132-135 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

(3)

The values shown for 2011 in both the Summary Compensation Table and the table below reflect the grant date fair value of $13.36 per share which is also the grant date closing stock price on April 19, 2011. However, as in prior years, the number of performance shares awarded was calculated using the 30-day average closing stock price prior to the April 1st 2011 start of the performance period. That 30-day average price stock was $14.02 in 2011. No performance shares were awarded to Named Executive Officers in 2010. The values shown for 2009 reflect the grant date fair value of $3.96 per share which is also the grant date closing stock price on April 21, 2009. However, as in prior years, the number of performance shares awarded was calculated using the 30-day average closing stock price prior to the April 1st 2009 start of the performance period. That 30-day average price stock was $1.86 in 2009. As a result of the stock’s volatility, the fair value on April 21, 2009 of $3.96 per share is materially higher than the value (i.e., $1.86 per share) used to determine the grant size in terms of shares. Fair value of 2011 and 2009 performance share awards assumes target performance achievement as of the date of grant. Fair values assuming maximum performance as of the date of grant are as follows:

Fair Value at Maximum Performance
Executive	2011	2010	2009
Kevin T. Kabat	$2,144,093	—	$3,333,520
Daniel T. Poston	$524,113	—	$425,803
Greg D. Carmichael	$927,905	—	$1,330,647
Robert A. Sullivan	$476,471	—	$931,455
Paul L. Reynolds	$476,471	—	$851,614

(4)	Amounts reflect a pro-rated award adjusted for the amount of salary phantom stock units received in 2011.

(5)	The Company has nonqualified deferred compensation plans. The amounts earned are disclosed in the “Nonqualified Deferred Compensation” table.

(6)	All Other Compensation:

Name	Year	Perquisites and Other Personal Benefits			Registrant Contributions to Defined Contribution Plans		Insurance Premiums		Tax Reimbursements(F)	Severance	Other(G)
Kevin T. Kabat	2011 2010 2009	$ $ $	16,801 15,337 9,079	(A) (A) (A)	$ $ $	65,244 14,700 14,400	$ $ $	804 804 842	— — —	— — —	$ $ $	47,648 9,937 6,846

Daniel T. Poston	2011 2010 2009	$ $ $	2,788 2,100 7,100	(B) (B) (B)	$ $ $	33,244 14,700 14,400	$ $ $	413 342 291	— — —	— — —	$ $ $	15,153 5,133 4,572

Greg D. Carmichael	2011 2010 2009	$ $ $	16,689 13,509 21,391	(C) (C) (C)	$ $ $	47,332 14,700 14,400	$ $ $	659 608 534	— — —	— — —	$ $ $	24,669 6,546 41,718

Robert A. Sullivan	2011 2010 2009	$ $ $	287,154 7,633 21,205	(D) (D) (D)	$ $ $	39,606 14,700 14,400	$ $ $	545 531 530	$198,316 — —	— — —	$ $ $	16,663 5,725 5,207

Paul L. Reynolds	2011 2010	$ $	4,273 8,720	(E) (E)	$ $	37,155 14,700	$ $	471 455	— —	— —	$ $	16,472 5,594

(A)

The amount shown for Mr. Kabat for 2011 represents trust and estate planning fees, parking, country club dues, and a personal computer. The amount shown for Mr. Kabat for 2010 represents trust and estate planning fees, parking, and country club dues. The amount shown for Mr. Kabat for 2009 represents parking and country club dues. The Company eliminated the reimbursement of future country club dues to its Executive Officers in March 2010 but will honor its commitments to pay any existing forgiveness loans entered into to purchase such memberships.

(B)	The amount shown for Mr. Poston for 2011 represents parking and a personal computer. The amount shown for Mr. Poston for 2010 represents parking. The amount shown for 2009 represents trust and estate planning paid by the Company on behalf of Mr. Poston, and parking.

(C)	The amount shown for Mr. Carmichael for 2011 represents trust and estate planning fees, parking, country club dues, and a personal computer. The amounts shown for Mr. Carmichael for 2010 and 2009 represent trust and estate planning fees, parking, and country club dues. The Company eliminated the reimbursement of future country club dues to its Executive Officers in March 2010 but will honor its commitments to pay any existing forgiveness loans entered into to purchase such memberships.

(D)	The amount shown for Mr. Sullivan for 2011 represents relocation expenses of $280,126, parking, country club dues, and a personal computer. The amount shown for Mr. Sullivan for 2010 represents parking and country club dues. The amount shown for Mr. Sullivan for 2009 represents trust and estate planning fees, country club dues and parking. The Company eliminated the reimbursement of future country club dues to its Executive Officers in March 2010 but will honor its commitments to pay any existing forgiveness loans entered into to purchase such memberships.

(E)	The amount shown for Mr. Reynolds for 2011 represents trust and estate planning fees, parking, and a personal computer. The amount shown for Mr. Reynolds for 2010 represents trust and estate planning fees, parking and country club dues.

(F)	Amount in this column represents tax reimbursements associated with relocation expenses.

(G)	Amounts in this column represent benefit choice dollars and dividends paid on unvested restricted stock.

Grants of Plan-Based Awards

The following table illustrates the long-term equity-based incentive compensation awards made and the phantom stock units paid as base salary to Named Executive Officers during 2011. The table reflects the full grant date fair value of awards made in 2011.

On April 19, 2011, each of the Named Executive Officers received grants of performance shares that will vest three years from the grant date (contingent on meeting the performance threshold), restricted stock that will vest in three equal annual installments from the date of grant, and SARs that will vest in four equal annual installments from the date of grant.

Dividends are paid on unvested restricted stock, which is reported in the All Other Stock Awards: Number of Shares of Stock or Units column below. None of these awards have been repriced or modified. As described in the Compensation Discussion and Analysis section, under the provisions of the 2011 Incentive Compensation Plans, these awards are subject to accelerated vesting in the event of a change in control followed by a qualifying termination of employment.

2011 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)				Estimated Future Payouts Under Equity Incentive Plan Awards(4)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date(1)	Date Grant Approved by Compensation Committee(2)	Number of Units	Threshold ($)	Target ($)	Maximum ($)	Number of Units	Threshold (#)	Target (#)	Maximum (#)
Kevin T. Kabat				$750,000	$1,500,000	$3,375,000
	1/7/2011	4/16/2010									5,202			$76,361
	1/21/2011	4/16/2010									5,427			$79,235
	2/4/2011	4/16/2010									5,148			$79,235
	2/18/2011	4/16/2010									5,286			$79,235
	3/4/2011	4/16/2010									5,700			$79,235
	3/18/2011	4/16/2010									5,648			$79,235
	4/1/2011	4/16/2010									5,664			$79,235
	4/15/2011	4/16/2010									5,742			$79,235
	4/19/2011	4/19/2011					80,243	40,121	80,243	160,486				$1,072,046
	4/19/2011	4/19/2011										428,571	$13.36	$1,837,541
	4/19/2011	4/19/2011									84,207			$1,125,006
Daniel T. Poston				$250,000	$500,000	$1,125,000
	1/7/2011	4/16/2010									1,056			$15,500
	1/21/2011	4/16/2010									1,061			$15,500
	2/4/2011	4/16/2010									1,016			$15,629
	2/18/2011	4/16/2010									1,081			$16,206
	3/4/2011	4/16/2010									1,166			$16,206
	3/18/2011	4/16/2010									1,155			$16,206
	4/1/2011	4/16/2010									1,158			$16,206
	4/15/2011	4/16/2010									1,174			$16,206
	4/19/2011	4/19/2011					19,615	9,807	19,615	39,230				$262,056
	4/19/2011	4/19/2011										104,762	$13.36	$449,178
	4/19/2011	4/19/2011									20,584			$275,002
Greg D. Carmichael				$438,750	$877,500	$1,974,375
	1/7/2011	4/16/2010									1,946			$28,567
	1/21/2011	4/16/2010									2,009			$29,333
	2/4/2011	4/16/2010									1,941			$29,867
	2/18/2011	4/16/2010									1,992			$29,867
	3/4/2011	4/16/2010									2,149			$29,867
	3/18/2011	4/16/2010									2,129			$29,867
	4/1/2011	4/16/2010									2,135			$29,867
	4/15/2011	4/16/2010									2,164			$29,867
	4/19/2011	4/19/2011					34,727	17,363	34,727	69,454				$463,953
	4/19/2011	4/19/2011										185,476	$13.36	$795,247
	4/19/2011	4/19/2011									36,443			$486,878

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)				Estimated Future Payouts Under Equity Incentive Plan Awards(4)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date(1)	Date Grant Approved by Compensation Committee(2)	Number of Units	Threshold ($)	Target ($)	Maximum ($)	Number of Units	Threshold (#)	Target (#)	Maximum (#)
Robert A. Sullivan				$228,000	$456,000	$1,026,000
	1/7/2011	4/16/2010									907			$13,318
	1/21/2011	4/16/2010									933			$13,621
	2/4/2011	4/16/2010									921			$14,172
	2/18/2011	4/16/2010									949			$14,228
	3/4/2011	4/16/2010									1,024			$14,228
	3/18/2011	4/16/2010									1,014			$14,228
	4/1/2011	4/16/2010									1,017			$14,228
	4/15/2011	4/16/2010									1,031			$14,228
	4/19/2011	4/19/2011					17,832	8,916	17,832	35,664				$238,236
	4/19/2011	4/19/2011										95,238	$13.36	$408,342
	4/19/2011	4/19/2011									18,713			$250,006
Paul L. Reynolds				$275,000	$550,000	$1,237,500
	1/7/2011	4/16/2010									1,071			$15,719
	1/21/2011	4/16/2010									1,077			$15,719
	2/4/2011	4/16/2010									1,054			$16,224
	2/18/2011	4/16/2010									1,096			$16,434
	3/4/2011	4/16/2010									1,182			$16,434
	3/18/2011	4/16/2010									1,171			$16,434
	4/1/2011	4/16/2010									1,175			$16,434
	4/15/2011	4/16/2010									1,191			$16,434
	4/19/2011	4/19/2011					17,832	8,916	17,832	35,664				$238,236
	4/19/2011	4/19/2011										95,238	$13.36	$408,342
	4/19/2011	4/19/2011									18,713			$250,006

(1)	Awards made prior to April 19, 2011 were made under the 2008 Incentive Compensation Plan as approved by shareholders on April 15, 2008. Awards made on or after April 19, 2011 were made under the 2011 Incentive Compensation Plan as approved by shareholders on April 19, 2011.

(2)	In September 2009, the Committee amended the Company’s approved executive compensation structure to comply with the TARP standards for compensation. Awards approved by the Committee on April 16, 2010 reflect salary adjustments for the Named Executive Officers made in the form of immediately vested phantom stock units, which were granted each pay period through April 15, 2011. Awards will be settled solely in cash half on June 15, 2012 and half on June 15, 2013 or the executive’s death. The actual value to be paid to each executive on the settlement date is dependent upon the Company’s closing stock price on each grant date and the closing stock price on the settlement date, which may be higher or lower than the grant date fair value referenced above. The executive has no rights as a shareholder as to the phantom stock units, no rights to receive dividends, no rights to vote, and no right to transfer the units. The grant dates of these awards differ from the approval date of April 16, 2010 as awards were paid as salary at the end of each pay period commencing on January 7, 2011.

(3)	Includes incentive awards made under the Annual Incentive Plan. Actual amounts paid under the Annual Incentive Plan in 2011 are included in the “Non-Equity Incentive Compensation” column of the “Summary Compensation Table” in this Proxy Statement.

(4)	Includes performance shares that are settled in Company stock, only after threshold performance or greater is achieved.

(5)	Grant Date Fair Value of Stock Awards granted on January 7, 2011 calculated as [total number of shares] multiplied by [$14.68].

Grant Date Fair Value of Stock Awards granted on January 21, 2011 calculated as [total number of shares] multiplied by [$14.60].

Grant Date Fair Value of Stock Awards granted on February 4, 2011 calculated as [total number of shares] multiplied by [$15.39].

Grant Date Fair Value of Stock Awards granted on February 18, 2011 calculated as [total number of shares] multiplied by [$14.99].

Grant Date Fair Value of Stock Awards granted on March 4, 2011 calculated as [total number of shares] multiplied by [$13.90].

Grant Date Fair Value of Stock Awards granted on March 18, 2011 calculated as [total number of shares] multiplied by [$14.03].

Grant Date Fair Value of Stock Awards granted on April 1, 2011 calculated as [total number of shares] multiplied by [$13.99].

Grant Date Fair Value of Stock Awards granted on April 15, 2011 calculated as [total number of shares] multiplied by [$13.80].

Grant Date Fair Value of Equity Incentive Plan Awards granted on April 19, 2011 calculated as [total number of shares] multiplied by

[$13.36].

Grant Date Fair Value of Option Awards granted on April 19, 2011 calculated as [total number of shares] multiplied by [$4.2876].

Grant Date Fair Value of Stock Awards granted on April 19, 2011 calculated as [total number of shares] multiplied by [$13.36].

Outstanding Equity Awards at Year-End

The following table outlines outstanding long-term equity-based incentive compensation awards for the Named Executive Officers as of December 31, 2011. Each outstanding award is shown separately. Option Awards include non-qualified and incentive stock options, and stock appreciation rights. Stock awards include restricted stock, performance share awards and phantom stock units. The vesting schedule for each award is described in the footnotes to this table.

Outstanding Equity Awards at December 31, 2011

	Option Awards						Stock Awards(10)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(9) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kevin T. Kabat	50,000	—		—	$68.0100	4/22/2012	—		—	—	—
	60,000	—		—	$51.4600	3/28/2013	—		—	—	—
	55,000	—		—	$54.4000	4/19/2014	—		—	—	—
	62,377	—		—	$42.9000	4/8/2015	—		—	—	—
	60,000	—		—	$37.5800	1/23/2016	—		—	—	—
	71,100	—		—	$39.3600	4/7/2016	—		—	—	—
	233,333	—		—	$38.2700	4/9/2017	—		—	—	—
	400,000	100,000	(1)	—	$40.1000	4/23/2017	—		—	—	—
	201,924	67,307	(2)	—	$19.2600	4/15/2018	—		—	—	—
	73,196	219,588	(3)	—	$3.9600	4/21/2019	—		—	—	—
	—	428,571	(4)	—	$13.3600	4/19/2021	—		—	—	—
	—	—		—	—	—	26,532	(5)	$337,487	—	—
	—	—		—	—	—	106,244	(6)	$1,351,424	—	—
	—	—		—	—	—	84,207	(7)	$1,071,113	—	—
	—	—		—	—	—	131,567	(8)	$1,673,528	—	—
	—	—		—	—	—	—		—	501,142	$6,374,526

Daniel T. Poston	25,000	—		—	$68.0100	4/22/2012	—		—	—	—
	30,000	—		—	$51.4600	3/28/2013	—		—	—	—
	35,000	—		—	$54.4000	4/19/2014	—		—	—	—
	36,058	—		—	$42.9000	4/8/2015	—		—	—	—
	30,000	—		—	$37.5800	1/23/2016	—		—	—	—
	35,550	—		—	$39.3600	4/7/2016	—		—	—	—
	26,667	—		—	$38.2700	4/9/2017	—		—	—	—
	23,077	7,692	(2)	—	$19.2600	4/15/2018	—		—	—	—
	8,365	25,095	(3)	—	$3.9600	4/21/2019	—		—	—	—
	—	104,762	(4)	—	$13.3600	4/19/2021	—		—	—	—
	—	—		—	—	—	6,667	(5)	$84,804	—	—
	—	—		—	—	—	31,769	(6)	$404,102	—	—
	—	—		—	—	—	20,584	(7)	$261,828	—	—
	—	—		—	—	—	26,815	(8)	$341,088	—	—
	—	—		—	—	—	—		—	73,378	$933,368

Greg D. Carmichael	20,000	—		—	$57.4100	3/28/2013	—		—	—	—
	45,000	—		—	$54.4000	4/19/2014	—		—	—	—
	62,377	—		—	$42.9000	4/8/2015	—		—	—	—
	60,000	—		—	$37.5800	1/23/2016	—		—	—	—
	71,100	—		—	$39.3600	4/7/2016	—		—	—	—
	66,667	—		—	$38.2700	4/9/2017	—		—	—	—
	63,462	21,153	(2)	—	$19.2600	4/15/2018	—		—	—	—
	26,141	78,424	(3)	—	$3.9600	4/21/2019	—		—	—	—
	—	185,476	(4)	—	$13.3600	4/19/2021	—		—	—	—
	—	—		—	—	—	10,759	(5)	$136,854	—	—
	—	—		—	—	—	54,653	(6)	$695,186	—	—
	—	—		—	—	—	36,443	(7)	$463,555	—	—
	—	—		—	—	—	49,542	(8)	$630,176	—	—
	—	—		—	—	—	—		—	202,738	$2,578,827

	Option Awards						Stock Awards(10)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(9) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert A. Sullivan	60,000	—		—	$68.0100	4/22/2012	—		—	—	—
	65,000	—		—	$51.4600	3/28/2013	—		—	—	—
	60,000	—		—	$54.4000	4/19/2014	—		—	—	—
	62,377	—		—	$42.9000	4/8/2015	—		—	—	—
	60,000	—		—	$37.5800	1/23/2016	—		—	—	—
	71,100	—		—	$39.3600	4/7/2016	—		—	—	—
	66,667	—		—	$38.2700	4/9/2017	—		—	—	—
	60,577	20,192	(2)	—	$19.2600	4/15/2018	—		—	—	—
	18,299	54,897	(3)	—	$3.9600	4/21/2019	—		—	—	—
	—	95,238	(4)	—	$13.3600	4/19/2021	—		—	—	—
	—	—		—	—	—	12,797	(5)	$162,778	—	—
	—	—		—	—	—	32,349	(6)	$411,479	—	—
	—	—		—	—	—	18,713	(7)	$238,029	—	—
	—	—		—	—	—	23,217	(8)	$295,317	—	—
	—	—		—	—	—	—		—	135,440	$1,722,797

Paul L. Reynolds	75,000	—		—	$68.0100	4/22/2012	—		—	—	—
	60,000	—		—	$51.4600	3/28/2013	—		—	—	—
	45,000	—		—	$54.4000	4/19/2014	—		—	—	—
	46,154	—		—	$42.9000	4/8/2015	—		—	—	—
	30,000	—		—	$37.5800	1/23/2016	—		—	—	—
	35,550	—		—	$39.3600	4/7/2016	—		—	—	—
	33,333	—		—	$38.2700	4/9/2017	—		—	—	—
	34,616	11,538	(2)	—	$19.2600	4/15/2018	—		—	—	—
	16,730	50,191	(3)	—	$3.9600	4/21/2019	—		—	—	—
	—	95,238	(4)	—	$13.3600	4/19/2021	—		—	—	—
	—	—		—	—	—	8,898	(5)	$113,183	—	—
	—	—		—	—	—	34,633	(6)	$440,532	—	—
	—	—		—	—	—	18,713	(7)	$238,029	—	—
	—	—		—	—	—	27,218	(8)	$346,213	—	—
	—	—		—	—	—	—		—	125,359	$1,594,566

(1)	All unexercisable shares will vest on April 23, 2012.

(2)	All unexercisable shares will vest on April 15, 2012.

(3)	A portion of the awards issued in 2009 prior to the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued by the U.S. Department of the Treasury on June 15, 2009 were forfeited in 2011 order to comply with the Interim Final Rule. The value for the 2009 SAR award is the maximum possible award value, assuming a minimum proration factor calculated using the expiration date as the end date for the time awards are considered outstanding (proration is based on the number of days the executive officer was considered a TARP MHCE divided by the total number of days the award is considered outstanding). The award value will be less if the executive officer decides to exercise prior to the expiration date. One-third of the unexercisable shares vested on January 3, 2012 (actual vest date was December 31, 2011, however this date fell on a weekend, therefore the date the shares vested became the next business day) and the remaining unexercisable shares will vest one-third on each of April 21, 2012, and 2013.

(4)	One-fourth of the unexercisable shares will vest on each of April 19, 2012, 2013, 2014 and 2015.

(5)	A portion of the awards issued in 2009 prior to the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued by the U.S. Department of the Treasury on June 15, 2009 were forfeited in 2011 order to comply with the Interim Final Rule. One-half of the unvested shares vested on January 3, 2012 (actual vest date was December 31, 2011, however this date fell on a weekend therefore the date the shares vested became the next business day) and the remaining half of the unvested shares will vest on April 21, 2012.

(6)	All unvested shares are scheduled to vest on April 20, 2013.

(7)	One-third of the unvested shares will vest on each of April 19, 2012, 2013, and 2014.

(8)	As referenced in the Compensation Discussion and Analysis section of this proxy statement, the Summary Compensation table and the Company’s 8-K filed in September 2009, the Compensation Committee amended the Company’s approved executive compensation structure to comply with the TARP standards for compensation. Awards reflect salary for the Named Executive Officers made in the form of immediately vested phantom stock units, which were granted each pay period through April 15, 2011 and will be settled solely in cash, half on June 15, 2012 and half on June 15, 2013 or the executive’s death. The actual value to be paid to each executive on the settlement date is dependent upon the Company’s closing stock price on each grant date and the closing stock price on the settlement date, which may be higher or lower than the market value referenced above.

(9)	Equity Incentive Plan Awards in this column are comprised of 2009 performance shares, which settle one-half in cash and one-half in shares of Company stock, and 2011 performance shares, which settle entirely in shares of Company stock, only after threshold performance or greater is achieved. A portion of the awards issued in 2009 prior to the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued by the U.S. Department of the Treasury on June 15, 2009 were forfeited in 2011 order to comply with the Interim Final Rule. Awards will vest three years from the date of grant, subject to achievement of stated performance goals:

Of the amount shown for Mr. Kabat, 420,899 will vest on April 21, 2012, and 80,243 will vest on April 19, 2014.

Of the amount shown for Mr. Poston, 53,763 will vest on April 21, 2012, and 19,615 will vest on April 19, 2014.

Of the amount shown for Mr. Carmichael, 168,011 will vest on April 21, 2012, and 34,727 will vest on April 19, 2014.

Of the amount shown for Mr. Sullivan, 117,608 will vest on April 21, 2012, and 17,832 will vest on April 19, 2014.

Of the amount shown for Mr. Reynolds, 107,527 will vest on April 21, 2012, and 17,832 will vest on April 19, 2014.

(10)	Values are based on December 30, 2011 closing price of the Company’s common stock of $12.72 and are based on achievement of target performance.

Option Exercises and Stock Vested

The following table outlines SARs, stock options exercised, restricted stock vested, and phantom stock units vested during 2011. The Named Executive Officers did not exercise any options or SARs in 2011. The dollar figures in the table below reflect the value on the vesting date for Stock Awards.

2011 Option Exercises & Stock Vested

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin T. Kabat	—	—	101,282	$1,419,525
Daniel T. Poston	—	—	17,254	$241,705
Greg D. Carmichael	—	—	35,736	$500,850
Robert A. Sullivan	—	—	27,454	$380,628
Paul L. Reynolds	—	—	21,043	$293,628

(1)	There were no SAR or option exercises for Named Executive Officers in 2011.

(2)	Amounts include salary for the Named Executive Officers made in the form of immediately vested phantom stock units, which are granted each pay period and portions of which will be settled solely in cash, half on June 15, 2012 and half on June 15, 2013 or the executive’s death. The actual value to be paid to each executive on the settlement date is dependent upon the Company’s closing stock price on each grant date and the closing stock price on the settlement date, which may be higher or lower than the value realized on vesting as referenced above. Amounts also include performance share awards that vested and were settled in cash in 2011.

Pension Benefits

The following table illustrates the payments in connection with retirement, shown for each retirement plan. The table shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer under each of The Fifth Third Bancorp Master Retirement Plan (the “Master Retirement Plan”) and The Fifth Third Bancorp Supplemental Retirement Income Plan (“SERP”) determined using interest rates and mortality rate assumptions consistent with those used in the Company’s Financial Statements (disclosed in footnote 21 “Retirement and Benefit Plans” located on pages 126-129 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011). The purpose of the SERP is to provide benefits that would have been provided by the Master Retirement Plan if the Internal Revenue Code did not place annual limits on compensation and benefits.

The Master Retirement Plan and SERP were frozen as of November 15, 1998 except for employees who were at least age 50 and had 15 years of credited service as of December 31, 1998. For the purpose of computing a benefit under these Plans on December 31, 2011, Mr. Kabat has a frozen benefit related to his service with Old Kent Financial Corporation. His annual benefit at age 65 would be approximately $65,400. Mr. Reynolds has a frozen benefit related to his service with Fifth Third. His annual benefit under the Master Retirement plan at age 65 would be approximately $10,339. Mr. Reynolds also has a frozen benefit in the SERP and that benefit would be paid in a lump sum. Assuming he terminated on December 31, 2011, his lump sum payment in 2012 would be $24,070. Messrs. Poston, Carmichael and Sullivan joined the Company after these plans were frozen and therefore are not eligible to participate.

The figures in the table below were calculated as of December 31, 2011 using the earliest age (or current age, if older) at which the Named Executive Officer may retire under the plan without a reduction of benefits due to age.

The benefits under the Master Retirement Plan for Mr. Kabat are calculated using the highest five out of the last 10 years of eligible wages, which generally includes W-2 pay including pre-tax deferrals. The normal benefit is equal to 1.68% of average monthly compensation plus 0.625% of average monthly earnings in excess of his Social Security covered compensation. This monthly benefit was converted to a present value in the table below. Mr. Kabat will not be eligible for early retirement until age 55.

The benefits under the Master Retirement Plan for Mr. Reynolds are calculated using the highest five consecutive years out of the last 10 years of eligible wages, which generally includes Base Pay and Variable Compensation. The normal benefit is equal to 30.5% of average monthly compensation minus 11.1% of average monthly compensation up to Social Security Covered Compensation. This benefit is then multiplied by the ratio of his credited years of service to his credited service at age 60. This benefit was converted to a present value in the table below. Mr. Reynolds is not eligible for early retirement until age 55. Mr. Reynolds’ SERP benefit mirrors the qualified defined benefit plan except that it provides benefits that are lost under the qualified plan due to IRS qualified plan limits.

Mr. Reynold’s credited service is as of the date that the Master Retirement Plan and the SERP was frozen on November 15, 1998. His actual service with the company is over 21 years.

Mr. Kabat’s credited service is as of the date the Old Kent Retirement Income Plan was frozen on March 10, 2002. His actual service with the Company is over 29 years.

2011 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During 2010 ($)
Kevin T. Kabat	Master Retirement Plan	19.75		$577,700	—
Daniel T. Poston	—	—		—	—
Greg D. Carmichael	—	—		—	—
Paul L. Reynolds	Master Retirement Plan SERP	8.0 8.0	$ $	114,500 29,300	—
Robert A. Sullivan	—	—		—	—

There is no additional value under either the Master Retirement Plan or the SERP for either Mr. Kabat or Mr. Reynolds upon termination.

Nonqualified Deferred Compensation

The Company maintains a Nonqualified Deferred Compensation Plan that allows participant and Company contributions.

Participants are able to defer all but $50,000 of their base salary and 100% of their annual cash incentive compensation award. Beginning January 1, 2007, participants were able to diversify their investments into the same investment alternatives as are available in the Company’s 401(k) plan.

In addition, the Company makes contributions for loss of qualified 401(k) plan matching and/or discretionary contributions due to base salary or annual cash incentive compensation deferrals or due to wage and/or contribution limitations under the qualified 401(k) plan. The Company’s contribution to this plan is determined by taking the participant’s eligible wages above the qualified 401(k) plan compensation limits ($245,000 for 2011) and applying the Company’s 401(k) match (4%) and discretionary contribution (3% for 2011) percent. If other qualified plan 401(k) limitations applied, the participants would also have contributions made to the plan for those limitations.

Distributions are made in a lump sum or in up to ten annual installments. The Named Executive Officers may elect when the payments commence. The earliest distribution is August of the calendar year following the year of retirement. The entire distribution may be made no later than the tenth calendar year following the year of retirement. This plan is intended to comply with the requirements of Section 409(A) of the Internal Revenue Code.

The following table illustrates the nonqualified deferred compensation benefits by plan. It includes each Named Executive Officer’s and the Company’s contributions under the nonqualified plan as well as the earnings during 2011 but it does not reflect matching 401(k) or discretionary contributions made under the qualified plan.

2011 Nonqualified Deferred Compensation

Name	Plan(1)	Executive Contributions in 2011 ($)(2)	Registrant Contributions in 2011 ($)	Aggregate Earnings in 2011 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2011 ($)
Kevin T. Kabat	NQDC	$237,421	$48,094	$(70,418)	—	$939,425
	2008 Incentive Compensation Plan(2)	$631,003	—	$901,406	$2,224,306	$1,673,528

Daniel T. Poston	NQDC	—	$16,501	$(4,255)	—	$77,827
	2008 Incentive Compensation Plan(2)	$127,657	—	$57,018	$320,132	$341,088

Greg D. Carmichael	NQDC	$215,643	$30,182	$(31,132)	—	$771,608
	2008 Incentive Compensation Plan(2)	$237,103	—	$343,135	$802,982	$630,176

Robert A. Sullivan	NQDC	—	$22,456	$(13,020)	—	$216,780
	2008 Incentive Compensation Plan(2)	$112,249	—	$114,014	$419,235	$295,317

Paul L. Reynolds	NQDC	—	$20,085	$(17,620)	—	$218,351
	2008 Incentive Compensation Plan(2)	$129,834	—	$223,861	$421,888	$346,213

(1)	The Company maintains a nonqualified deferred compensation plan (“NQDCP”). The investments under this plan would produce earnings equal to those of any other shareholder who invested like money for the same time period during the year.

(2)	As referenced in the Compensation Discussion and Analysis section of this proxy statement, the Outstanding Equity Awards table and the Company’s 8-K filed in September 2009, the Compensation Committee amended the Company’s approved executive compensation structure to comply with the TARP standards for compensation. The executive contributions include salary for the Named Executive Officers made in the form of immediately vested phantom stock units, which were granted under the 2008 Incentive Compensation Plan each pay period through April 15, 2011 and will be settled solely in cash half on June 15, 2012 and half on June 15, 2013 or the executive’s death. The executive contributions reflect the total grant date fair values. The actual value to be paid to each executive on the settlement date is dependent upon the Company’s closing stock price on each grant date and the closing stock price on the settlement date, which may be higher or lower than the contribution value and the aggregate balance as referenced above. The executive distributions include salary in the form of phantom stock units granted, and immediately vested, from June 26, 2009 to June 11, 2010. The executive distributions occurred on June 15, 2011 and the value is calculated as [total number of shares] multiplied by the closing price on June 15, 2011 of $12.72. The executive has no rights as a shareholder as to the phantom stock units, no rights to receive dividends, no rights to vote, and no right to transfer the units.

Potential Payments Upon Termination or Change in Control

The treatment of equity-based awards, under all termination scenarios, is dictated by the 2004, 2008 and 2011 Incentive Compensation Plans, which were approved by shareholders on March 23, 2004, April 15, 2008 and April 19, 2011, respectively. The design of the 2004 plan, including the vesting provisions under which equity awards continue to vest upon retirement and accelerate upon a Change in Control, was determined by the Committee to be appropriate and consistent with competitive practice among the Company’s peers at that time. The 2008 and 2011 plan provides immediate vesting upon a Change in Control only upon involuntary separation from service within two years after a Change in Control (i.e., a double-trigger).

The Change-in-Control agreements were also determined by the Committee to provide appropriate benefits based on a competitive review of the Compensation Peer Group and published guidance from institutional shareholder groups such as Institutional Shareholder Services and CalPERS.

These arrangements fit into the Company’s overall compensation objectives as they are viewed to be competitive, but not excessive, relative to our Compensation Peer Group, and allow us to attract and retain qualified senior executives. However, these arrangements impact neither the compensation target levels which are based on market median compensation, nor the compensation awards which are based on a variety of performance factors, as described in this proxy statement.

The estimated payouts under a variety of termination scenarios for the Named Executive Officers are shown below. For all termination scenarios, the figures reflect unvested long-term equity-based incentive compensation awards as of December 30, 2011 and at the closing stock price ($12.72) on that date.

Voluntary or Without Cause. The Company does not currently have contracts with its Named Executive Officers that would require cash severance payments upon termination. If the Named Executive Officer is retirement-eligible he would continue vesting in outstanding equity awards, the values of which are included in the table below. The Named Executive Officer’s termination would not result in enhanced retirement benefits beyond the benefits described in the Pension Benefits Section. Eligibility for other payments would be determined in a manner consistent with all officers of the Company.

With Cause. The Company does not currently have contracts with its Named Executive Officers that would require cash severance payments upon termination. Under the terms of the 1998 Long Term Incentive Stock Plan and the 2004, 2008 and 2011 Incentive Compensation Plans, if the Named Executive Officer is retirement-eligible he may continue vesting in outstanding equity awards, the values of which are included in the table below. The Named Executive Officer’s termination would not result in enhanced retirement benefits. Eligibility for other payments would be determined in a manner consistent with all officers of the Company.

Death and Disability. Under the terms of the 2004, 2008 and 2011 Incentive Compensation Plans and the 1998 Long Term Incentive Stock Plan, all outstanding awards vest immediately. Performance shares are earned on a prorated basis based on the Named Executive Officer’s full months of service and are adjusted based on the achievement of the performance goals for the full performance period. The Named Executive Officers’ termination would not result in enhanced retirement benefits, beyond the benefits described in the Pension Benefits section. In the event of death, the defined benefit pension would be a 50% joint and survivor payout, the SERP death benefit would equal the regular termination benefit and the 401(k) Plan would immediately vest. Eligibility for other payouts would be determined in a manner consistent with all other officers.

Change in Control. As described in “Severance and Change-in-Control Benefits” in the Compensation Discussion and Analysis section, the Company maintains agreements with all of the Named Executive Officers, among others, providing for the payment of benefits upon termination following a change in control (a “triggering event”). In exchange for the payments and benefits of the agreement, the eligible Named Executive Officer must sign an agreement at the time of the triggering event to not compete with, nor solicit employees or customers from, the Company for a period of three years following the Executive Officer’s termination. Forms of these agreements were filed with the Company’s Current Reports on Form 8-K filed on December 31, 2008 and January 24, 2012. Equity awards were valued as of December 31, 2011 as described above.

The cash severance payment would be equal to 2.99 or 1.99 times the Named Executive Officer’s base salary plus their target annual cash incentive compensation award. In addition the Named Executive Officer would earn a pro-rated VCP award for the fiscal year of the termination. The table below reflects an assumed full-year VCP award at the target level.

Upon a change in control, as defined in our Incentive Compensation Plans approved by shareholders outstanding equity awards (stock options, stock appreciation rights, and both service- and performance-based restricted stock) granted prior to April 15, 2008 would vest immediately. This is true for all equity award recipients, not just for the Company’s Executive Officers. The value of performance shares would be calculated based on the current market value of the Company’s stock on the date of the change in control times the target number of performance shares determined on the date(s) of grant. Awards granted after April 15, 2008, contain double-trigger vesting provisions under which accelerated vesting will apply in the event of involuntary termination of employment within two years after the change in control.

The Named Executive Officer would receive three additional years of age and service credit under the qualified and nonqualified defined contribution plans, three years of medical, dental and life insurance benefits, and the additional value, if any, of the pension benefit and SERP at age 60 (which are reflected in the Other Benefits and Potential Excise Tax Gross-Up category below) upon a triggering event. The Named Executive Officers’ termination would not result in enhanced retirement benefits, beyond the benefits described in the Pension Benefits section. In the event that the change-in-control benefits subject the Named Executive Officer to excise tax on excess parachute payments as outlined under Sections 280G and 4999 of the Internal Revenue Code, if a 10% reduction in the benefits would eliminate the excise tax, the Named Executive Officer’s benefits will be reduced to the extent necessary to avoid the excise tax. If the payment exceeds the limit by more than 10%, the Company will make a tax gross-up payment to reimburse the Named Executive Officer for the excise tax and associated income taxes.

Material differences in circumstances relate to retirement eligibility, as described above. As of December 31, 2011 each of our Named Executive Officers, other than Mr. Carmichael, is retirement-eligible for some equity compensation award agreements, which provide for continuing vesting of their outstanding equity awards.

Beginning in 2011 the Company revised its form of change-in-control agreements by removing the tax gross-up payment to reimburse individuals for the excise tax and associated income taxes on excess parachute payments as outlined under Sections 280G and 4999 of the Internal Revenue Code. The new form of change-in-control agreement will apply to any individual who signs a new agreement with the Company. Recently Mr. Poston and Mr. Reynolds have signed this new form of agreement.

The tables below contains the total payments under each termination scenario.

Termination Scenarios1

Name	Voluntary or Without Cause	With Cause	Death or Disability
Kevin T. Kabat	—	—	$13,391,310
Daniel T. Poston	—	—	$2,124,435
Greg D. Carmichael	—	—	$5,525,789
Robert A. Sullivan	—	—	$3,709,031
Paul L. Reynolds	—	—	$3,465,321

1	Unvested equity and/or retirement benefits are the only eligible form of payment in each of the termination scenarios.

Change in Control

Name	Cash Severance	Unvested Equity	Other Benefits and Potential Excise Tax Gross-Up	Total
Kevin T. Kabat	$9,000,000	$15,431,893	$9,945,844	$34,377,737
Daniel T. Poston	$2,500,000	$2,519,103	$1,811,031	$6,830,134
Greg D. Carmichael	$5,535,000	$6,378,915	$4,718,760	$16,632,675
Robert A. Sullivan	$3,534,000	$4,213,536	$2,788,273	$10,535,809
Paul L. Reynolds	$2,750,000	$3,948,454	$2,598,880	$9,297,334

Director Compensation

The following table illustrates the 2011 compensation structure for non-employee Directors. Employee Directors receive no compensation for their Board service. In addition to the compensation described below, each Director is reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its committees.

Element of Compensation	2011 Amount
Annual retainer (cash)[1]	$50,000
Annual committee chair retainer (cash)[2]	$10,000
Board meeting fees – per meeting (cash)	$1,500
Committee meeting fees – per meeting (cash)	$1,500
Restricted stock award[3] (common stock)	$75,000

1	$125,000 for Chairman and $130,000 for Lead Director

2	$15,000 for Audit Committee Chair

3	$250,000 for Chairman. Vests four years after the date of grant

The Company’s 2011 Incentive Compensation Plan provides that the Compensation Committee has full authority to provide equity-based or other incentive awards to non-employee Directors. Equity-based awards shown in the table below were granted under the 2011 Incentive Compensation Plan. The Company has a stock ownership guideline for its Directors of shares having a value equal to at least $250,000.

Pursuant to a Deferred Compensation Plan, Directors may annually defer from one-half to all of their compensation as Directors. The deferred funds bear interest until paid at an annually adjusted rate equal to 1% over the U.S. Treasury bill rate or Directors may elect to receive a return on deferred funds at a rate equal to the rate of return on the Company’s common stock.

The following table summarizes the compensation earned by or awarded to each non-employee Director who served on the Board of Directors during 2011. The Stock Awards and Option Awards columns in the table display the grant date fair value associated with the equity awards. The amounts listed in the Stock Awards column represent the restricted stock award that vests four years after the grant date. The award relates to the fiscal year in which it was granted. Directors did not receive any Option Awards or Non-Equity Incentive Plan Compensation in 2011.

2011 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(3)(4) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5) ($)	Total ($)
Darryl F. Allen	$102,500	$75,002	—	—	—	$5,501	$183,003
B. Evan Bayh	$23,667	$43,752	—	—	—	$1,025	$68,107
Ulysses L. Bridgeman, Jr.	$98,000	$75,002	—	—	—	$5,370	$178,372
Emerson L. Brumback	$119,000	$75,002	—	—	—	$2,535	$196,537
James P. Hackett	$187,000	$75,002	—	—	—	$5,501	$267,503
Gary R. Heminger	$142,500	$75,002	—	—	—	$5,501	$223,003
Jewell D. Hoover	$117,500	$75,002	—	—	—	$2,535	$195,037
William Isaac	$150,000	$249,994	—	—	—	$7,206	$407,200
Mitchel D. Livingston, Ph.D.	$126,000	$75,002	—	—	—	$5,501	$206,503
Michael B. McCallister	$3,000	—	—	—	—	$688	$3,688
Hendrik G. Meijer	$93,500	$75,002	—	—	—	$5,501	$174,003
John J. Schiff, Jr.	$89,000	$75,002	—	—	—	$5,501	$169,503
Dudley S. Taft	$53,167	—	—	—	—	$4,710	$57,877
Marsha C. Williams	$142,500	$75,002	—	—	—	$4,635	$222,137

(1)	Outstanding Stock Awards for Directors totaled 271,348 shares as of December 31, 2011.

(2)	There were no options awarded to Directors in 2011. Outstanding Option Awards for Directors totaled 63,000 shares as of December 31, 2011.

Director	Number of Option Awards:
Darryl F. Allen	10,000
B. Evan Bayh	—
Ulysses L. Bridgeman, Jr.	1,500
Emerson L. Brumback	—
James P. Hackett	10,000
Gary R. Heminger	1,000
Jewell D. Hoover	500
William Isaac	—
Mitchel D. Livingston, Ph.D.	10,000
Michael B. McCallister	—
Hendrik G. Meijer	10,000
John J. Schiff, Jr.	10,000
Dudley S. Taft	10,000
Marsha C. Williams	—

(3)	The full fair value of stock awards granted in 2011 totaled $1,043,766:

Director	Grant Date	Shares Granted	Grant Date Fair Value of Restricted Stock Awards
Darryl F. Allen	4/29/2011	5,652	$75,002
B. Evan Bayh	9/20/2011	4,215	$43,752
Ulysses L. Bridgeman, Jr.	4/29/2011	5,652	$75,002
Emerson L. Brumback	4/29/2011	5,652	$75,002
James P. Hackett	4/29/2011	5,652	$75,002
Gary R. Heminger	4/29/2011	5,652	$75,002
Jewell D. Hoover	4/29/2011	5,652	$75,002
William Isaac	4/29/2011	18,839	$249,994
Mitchel D. Livingston, Ph.D.	4/29/2011	5,652	$75,002
Michael B. McCallister	4/29/2011	—	—
Hendrik G. Meijer	4/29/2011	5,652	$75,002
John J. Schiff, Jr.	—	5,652	$75,002
Dudley S. Taft	4/29/2011	—	—
Marsha C. Williams		5,652	$75,002

(4)	Assumptions used in determining fair value are disclosed in footnote 24 “Stock Based Compensation” located on pages 132-135 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

(5)	Amounts include restricted stock dividends and a personal computer.

Beneficial Ownership

The following table sets forth certain information regarding the Named Executive Officers’ beneficial ownership of the Common Stock of the Company as of December 31, 2011:

Title of Class	Name of Officer	Number of Shares(1)	Percent of Class
Common Stock	Kevin T. Kabat		1,735,121.1875%
Common Stock	Daniel T. Poston		334,716.0362%
Common Stock	Greg D. Carmichael		583,484.0631%
Common Stock	Robert A. Sullivan		710,390.0769%
Common Stock	Paul L. Reynolds		492,608.0533%

(1)	The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable (or exercisable within 60 days), but unexercised, stock options and stock appreciation rights and shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed. These individuals have the right to acquire the shares indicated after their names, upon the exercise of currently exercisable (or exercisable within 60 days of December 31, 2011) stock options and stock appreciation rights, respectively: Mr. Kabat, 110,000 and 1,230,126; Mr. Poston, 55,000 and 203,083; Mr. Carmichael, 20,000 and 420,889; Mr. Sullivan, 125,000 and 417,319; and Mr. Reynolds, 135,000 and 258,114. The amounts listed for Stock Appreciation Rights represent the number of rights that may be exercised, the actual number of shares delivered will vary based on the stock’s appreciation over the grant price at the time of exercise.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Annual Statement of Changes In Beneficial Ownership of Securities on Form 5 were required for those persons, the Company believes that, for the period January 1, 2011 through December 31, 2011, its Executive Officers and Directors complied with all filing requirements applicable to them.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2011 the Human Capital and Compensation Committee members were Messrs. Heminger, Livingston, Meijer, and Brumback. No Executive Officer of the Company serves on any board of directors or compensation committee of any entity that compensates any member of the Human Capital and Compensation Committee.

COMPENSATION COMMITTEE REPORT

The following Report of the Human Capital and Compensation Committee (“the Committee”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Compensation Practices and Risk Assessment. In January 2011, the Human Capital and Compensation Committee reviewed its executive and other incentive programs to determine if their design and/or metrics encourage unnecessary and or material risk taking. The Committee believes, based on the provisions and actions described below, that they do not.

Executive Incentive Programs. Current incentive compensation awards available to executives and employees based on corporate performance are made under the Variable Compensation Plan (VCP) and the Company’s long-term incentive plan. These plans contain the following risk-limiting characteristics:

•

VCP awards are not tied to formulas that could focus executives on specific short-term outcomes. The VCP, as discussed in the CD&A section, is based on a variety of factors evaluated by the Human Capital and Compensation Committee. The factors include earnings, return on common tangible equity, efficiency, capital adequacy, and operating performance, as well as liquidity

•

Individual awards are also based on a number of factors including corporate results, business unit results, as well as individual factors, performance against specific individual goals and demonstrating the Company’s core values. This detailed review of individual performance, including any activities that might have risk to the Company, is complete before any awards are paid under the VCP

•

Annual incentive award funding is limited by the terms of the Variable Compensation Plan (VCP) to a maximum funding level by position, with a specific funding maximum of 225% of target. This level of funding is only attainable in the event the Company has significantly exceeded all financial, operational, strategic, and credit performance expectations

•

Members of the Human Capital and Compensation Committee approve the final Variable Compensation Plan awards at their discretion, after a review of executive and corporate performance, absolute and relative to peers, negating the ability of an executive to determine his or her award through actions that may include unnecessary risk

•

A significant portion of the Senior Executives’ target total direct compensation is made in the form of long-term incentives, which aligns the interests of executive officers to long-term shareholder interests.

•

Individual long-term incentive awards are made in a combination of vehicles, each with their own vesting provisions; the linkage to the long-term success of the Company and its stock price does not incent unnecessary risks to increase Company stock price

•	All awards made to the Senior Executive Officers are subject to claw back recovery provisions

•	Executive officers are subject to executive stock ownership and holding guidelines

•

The Chief Risk Officer initiated a review of all compensation plans with the Committee for the Senior Executive Officers. Based on the findings of that review, the Chief Risk Officer and the Committee concluded that these plans do not encourage unnecessary or excessive risk taking.

Non-executive incentive plans. The Company’s business model does not generally include areas that are engaged in activities regarded as having significant inherent risk, such as mortgage-backed securities and proprietary trading. However, there are some inherent risks within the Company’s core business units that require appropriate controls to ensure that business activities are within the risk profile established for the Company. In addition to the controls implemented to manage the overall risks of the Company, the Chief Risk Officer and senior risk officers developed a review process for all employee incentive plans. The senior risk officers applied this review process to employee incentive plans to evaluate the plans for credit, market, compliance and operational risk. Additionally, the senior risk officers served as members of incentive design teams, which allowed them to identify areas of improvement and make recommendations for enhancing risk mitigation within the plans. The results of this review and the resulting plan enhancements were presented to the Committee by the Chief Risk Officer. Based on the findings of the risk assessment and actions implemented, the Chief Risk Officer and the Committee determined that the employee incentive plans did not motivate employees to take unnecessary or excessive risks.

In addition to the above, the Human Capital and Compensation Committee certifies that:

1.	It has reviewed with senior risk officers the Senior Executive Officer (SEO) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of Fifth Third Bancorp;

2.	It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Fifth Third Bancorp; and

3.	It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of Fifth Third Bancorp to enhance the compensation of any employee.

The Company also employs policies and procedures to ensure that all incentive payments made to employees are reviewed and approved by the appropriate levels of management prior to payment. Additionally, all cash and long-term incentive awards made to employees are subject to recovery by the Company in the event that the recipient violates any of the provisions in these agreements, which includes failure to adhere to the Company’s guidelines on risk and compliance.

The Human Capital and Compensation Committee has reviewed and discussed with Management the preceding Compensation Discussion and Analysis (“CD&A”) as well as the accompanying tables set forth thereafter. Based on that discussion, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Gary R. Heminger, Chairman

Hendrik G. Meijer

Mitchel D. Livingston, Ph.D.

Emerson Brumback

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

In accordance with its written charter adopted by the Board of Directors (“Board”), which may be found in the Corporate Governance Section of the Company’s website at www.53.com, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2011, the Committee met twelve (12) times, and the Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filings to the Securities and Exchange Commission with the Chief Executive Officer, Chief Financial Officer, Controller and the independent registered public accounting firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and the Company that might bear on the firm’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence and satisfied itself as to the firm’s independence. The Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed both with the independent registered public accounting firm and internal auditors, their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent registered public accounting firm all communications required by standards of the Public Company Accounting Oversight Board, including the matters required to be discussed by PCAOB AU 380, Communication with Audit Committees, and Rule 2-07, Communication with Audit Committees, of Regulation S-X, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firms’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2011, and management’s assertion on the design and effectiveness of the Company’s internal control over financial reporting as of December 31, 2011 with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s consolidated financial statements and their assertion on the design and effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm has the responsibility for the audits of those consolidated statements and of the effectiveness of internal control over financial reporting.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited consolidated financial statements and report on the effectiveness of internal control over financial reporting be included in its Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission. The Committee also appointed the independent registered public accounting firm for 2012.

Darryl F. Allen, Chairman

Emerson L. Brumback

Jewell D. Hoover

Marsha C. Williams

PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Fifth Third Bancorp for the fiscal years ended December 31, 2011 and December 31, 2010 by the Company’s independent registered public accounting firm Deloitte & Touche LLP.

	December 31,
	2011	2010
Audit Fees	$3,311,070	$3,184,907
Audit-Related Fees(a)	682,619	854,383
Tax Fees(b)	212,185	218,437
All Other Fees(c)	15,300	42,475

	$4,221,174	$4,300,202

(a)	Includes fees for services related to benefit plan audits, common trust fund audits, stand-alone audits of certain businesses, examinations of management’s assertion, reports pursuant to Statement on Standards for Attestation Engagements No. 16, loan servicing reports and trust compliance.

(b)	Includes fees for services related to tax compliance and tax consulting and planning. Of these amounts, for 2011 $92,535 represents fees for tax compliance services and $119,650 represents fees for tax consulting and planning services and for 2010 $109,750 represents fees for tax compliance services and $108,687 represents fees for tax consulting and planning services.

(c)	Includes fees for agreed-upon procedures related to student loans, title insurance company and other compliance requirements, and other permitted advisory services. The Audit Committee has concluded that the provision of these services is compatible with maintaining the principal accountant’s independence.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by the independent registered public accounting firm, except as described below.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of fees paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by Deloitte & Touche LLP during 2011 or 2010 pursuant to this exception.

CERTAIN TRANSACTIONS

The Charter of the Company’s Human Capital & Compensation Committee requires that the Human Capital & Compensation Committee pre-approve all related party or affiliate transactions between the Corporation and any of its affiliates, directors, officers and/or employees or in which any of such persons directly or indirectly is interested or benefited, other than for extensions of credit otherwise covered by policies and procedures governed by Federal Reserve Regulation O.

Fifth Third Bancorp has engaged and intends to continue to engage in the lending of money through its subsidiary banks to various of its Directors, Executive Officers and corporations or other entities in which they may own a controlling interest. The loans to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and (iii) did not involve more than a normal risk of collectibility or did not present other features unfavorable to the Company.

COMPANY PROPOSAL 1:

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on Proxy Card)

The Audit Committee of the Board of Directors proposes and recommends that the shareholders approve the selection by the Committee of the firm of Deloitte & Touche LLP to serve as its independent registered public accounting firm for the Company for the year 2012. The firm has served as independent auditors for the Bank since 1970 and the Company since 1975. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to make such comments as they desire and to respond to questions from shareholders of the Company. Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution approving Deloitte & Touche LLP as the Company’s independent registered public accounting firm is rejected by the shareholders then the Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee at its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolution unless otherwise instructed by the shareholder. Pursuant to the Company’s Code of Regulations, the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote is required to approve the appointment of Deloitte & Touche LLP. Abstentions will have the same effect as a vote cast against the proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS THE ADOPTION OF THE RESOLUTION.

COMPANY PROPOSAL TO ADOPT MAJORITY VOTING IN THE ELECTION OF DIRECTORS

We are asking our shareholders to approve a proposal to adopt majority voting in the election of directors that our Board of Directors believes is in the best interests of our shareholders and the Company. Company Proposal 2 would implement a majority voting standard for the election of directors in uncontested elections when cumulative voting is not in effect. Under the proposed majority voting standard, each director nominee must receive more “FOR” votes than “AGAINST” votes to be elected or re-elected in an uncontested election. Conversely, a nominee who does not receive more “FOR” votes than “AGAINST” votes would not be elected. This proposal does not affect your right as a shareholder to select cumulative voting under Ohio law. The Board is proposing this majority voting standard to reinforce the Board’s accountability to the interests of a majority of our shareholders and to address the desires expressed by our shareholders in 2010 in approving a majority voting standard but rejecting the elimination of cumulative voting.

Before voting on this Company Proposal, we encourage you to read and consider the proposal as described in detail on the following pages.

COMPANY PROPOSAL 2:

APPROVAL OF AMENDMENTS TO ARTICLES OF INCORPORATION AND CODE OF REGULATIONS TO IMPLEMENT A MAJORITY VOTING STANDARD FOR UNCONTESTED ELECTIONS OF DIRECTORS UNLESS CUMULATIVE VOTING IS IN EFFECT

(Item 3 on Proxy Card)

Under this Company Proposal 2, we are asking our shareholders to approve amendments to our Articles and Regulations to implement a majority voting standard for the election of directors in uncontested elections unless cumulative voting is in effect.

Prior to 2008, Ohio corporations were required under Ohio law to use a plurality voting standard for director elections. Under a plurality voting standard, nominees receiving the greatest number of “for” votes are elected directors. Votes cast “against” or “withheld” from such nominees are given no effect. Therefore, a director nominee can be elected by a plurality without securing a majority of affirmative votes.

Ohio law also gives shareholders the right to select cumulative voting in any election of directors. This right can be eliminated by a company’s articles of incorporation. Our Company’s Articles do not eliminate cumulative voting. Cumulative voting enables a shareholder to cumulate his/her voting power to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares he/she holds. A shareholder can also distribute his/her cumulated votes among two or more nominees, as he/she sees fit. Cumulative voting gives minority shareholders the ability to elect a nominee that is not supported by a majority of the shareholders.

Effective January 1, 2008, Ohio law was amended to permit Ohio corporations to adopt alternative voting standards for director elections by amending their articles of incorporation. That same year, the Board adopted a policy that requires any director nominee who receives a greater number of votes “withheld” than “for” his/her election to tender his/her resignation. Our current policy, “Resignation for Majority Withhold Vote,” can be found in our Corporate Governance Principles. This policy was a progressive step towards implementing a majority voting standard for uncontested director elections, but we want to do more.

At the 2010 Annual Meeting, on the recommendation of the Board, the Company made two proposals to amend the Articles and Regulations to implement a majority voting standard for uncontested director elections and eliminate cumulative voting. Both proposals had to be approved in order to implement either proposal. The proposal to adopt a majority voting standard was approved but was not implemented because the proposal to remove cumulative voting failed.

Since the 2010 Annual Meeting, the Board has continued to evaluate and monitor the merits, risks, and uncertainties related to a majority voting standard. The Board has looked closely at the voting standards of other public companies incorporated in Ohio and still believes that it is in the best interests of the Company and its shareholders to implement a majority voting standard. Therefore, the Board has authorized, and recommends the shareholders approve, amendments to our Articles and Regulations to adopt a majority voting standard in uncontested elections of directors when cumulative voting is not in effect. Unlike the 2010 Company Proposals, this Company Proposal 2 leaves cumulative voting in place.

Under the proposed majority voting standard, in an uncontested director election, a nominee must receive more “for” votes than “against” votes to be elected. An “uncontested election” generally occurs when the number of director nominees does not exceed the number of directors to be elected. In all director elections other than uncontested elections, which we refer to as “contested elections,” the plurality voting standard would still apply. This Company Proposal ensures that each vote cast is counted in an uncontested election, regardless of whether it is cast “for” or “against” a nominee. Abstentions and broker non-votes are given no effect.

Company Proposal 2 gives our shareholders an increased ability to select the composition of our Board. Additionally, the proposed voting standard ensures that a majority of our shareholders approve of a nominee before he/she is elected to our Board in an uncontested election when cumulative voting is not in effect. If this proposal is adopted, the majority vote standard will apply to all future elections of directors, including any directors elected by the holders of our Series G preferred stock, if their limited right to elect two directors by a class vote is triggered in the future.

In addition, Company Proposal 2 does not alter the right our shareholders have under Ohio law to select cumulative voting in any election of directors, whether or not the election is contested. A shareholder can implement cumulative voting 48 hours prior to an annual meeting by giving proper written notice to the Company. If cumulative voting is selected by one or more shareholders, that election of directors will be determined by plurality voting.

Because any shareholder can implement cumulative voting by giving written notice as late as 48 hours before an annual meeting, there may not be sufficient time to ensure that all shareholders receive notice that cumulative voting is in effect. Therefore, some shareholders who vote by proxy and who do not attend that annual meeting may cast their votes without knowing that cumulative voting has been implemented for that election. If this proposal is adopted, the implementation of cumulative voting by a shareholder would also cause the election of directors to be decided by a plurality voting standard instead of a majority voting standard. Therefore, following the adoption of this proposal, in future annual meetings where cumulative voting has been implemented, some shareholders who vote by proxy and who do not attend that annual meeting may not receive notice that cumulative voting is in effect and may cast their votes without knowing that a plurality voting standard will apply. Accordingly, some of these shareholders may not have an opportunity to change their votes cast in the election of directors even though they may have voted differently had they known that both cumulative voting and a plurality voting standard would be in effect.

As expressed in the 2010 proposals, the Board sees incompatibilities among a majority voting standard and cumulative voting. A majority voting standard ensures directors will only be elected if they are supported by the majority of shareholders while cumulative voting allows a minority of shareholders to defeat the majority’s wishes. However, the Board believes these incompatibilities do not outweigh the benefits and accountability provided by a majority voting standard. This Company Proposal is an alternative to the 2010 proposals. It addresses the desires of those shareholders who affirmatively voted to implement a majority voting standard, while accommodating those shareholders who rejected removing cumulative voting.

The Board believes it is important to retain a plurality voting standard in contested elections or when a shareholder has exercised his/her cumulative voting rights. If plurality voting is not retained in contested elections, a vacancy may arise on the Board if a nominee does not receive a majority of “for” votes cast in his/her election. Additionally, since more nominees run in a contested election than Board seats available, if majority voting is implemented in a contested election, more nominees could be elected to the Board than seats available. The proposed majority voting standard simply compares the number of “for” votes with the number of “against” votes in each director election without consideration for the other elections. Therefore, all of the nominees running could potentially secure a majority of the votes in his/her election.

A plurality voting standard is also necessary if a shareholder exercises his/her cumulative voting rights for many of the same reasons as in a contested election. Additionally, since cumulative voting and majority voting are procedurally and philosophically incompatible, a plurality voting standard is necessary when cumulative voting is in place.

If this Company Proposal 2 is approved by our shareholders and implemented, we will retain our current “Resignation for Majority Withhold Vote” policy set forth in our Corporate Governance Guidelines. This policy, however, will be amended as necessary to reflect the provisions of this proposal. Under Ohio law and our Regulations, an incumbent director who is not re-elected remains in office until his/her successor is elected and qualified, continuing as a “holdover” director. Our policy will continue to require an incumbent director who does not receive more votes cast “for” than “against” him/her in an uncontested election when cumulative voting is not in effect to tender his or her resignation to the Nominating and Corporate Governance Committee, which will make a recommendation to the Board as to whether or not it should be accepted. The Board will consider the recommendation and decide whether to accept the resignation as discussed in more detail in our Corporate Governance Guidelines.

If the proposed amendments are approved, our Articles and Regulations would be changed as follows to implement a majority voting standard in uncontested elections unless cumulative voting is in effect:

•	a majority voting standard under Ohio law would be added to our Articles of Incorporation as Article EIGHTH;

•

Article II, Section 11 and Article III, Section 14 of our Regulations, regarding voting by shareholders, would be amended to modify provisions regarding plurality voting and to add a reference to the applicable voting standards set forth in our Articles of Incorporation;

•

Article III, Section 12 of our Regulations, regarding resignations of directors, would be amended to provide that resignations of directors tendered subject to acceptance, such as upon a director failing to receive a majority vote in the election of directors, would be effective upon such acceptance.

The actual text of the new Article EIGHTH of our Articles of Incorporation and revised Article II, Section 11, Article III, Section 12, and Article III, Section 14 of our Regulations are attached to this Proxy Statement as Annex 1. Deletions are indicated by strike-outs and additions are indicated by underlining. The description of the proposed amendments to our Articles and Regulations is only a summary of the material terms of those provisions and is qualified by reference to the actual text as set forth in Annex 1. The amendments to the Articles will become effective upon filing with the Secretary of State of Ohio (which is expected to occur promptly following the shareholder vote) and the amendments of the Regulations will become effective at the time of the shareholder vote.

Vote Required and Recommendation of the Board of Directors

The resolutions attached to this proxy statement as Annex 1 will be submitted for adoption at the Annual Meeting. The affirmative vote of (i) the holders of shares of the Common Stock of the Company entitling them to exercise two-thirds of the voting power of such shares and (ii) the holders of the Series G Preferred Stock entitling them to exercise two-thirds of the voting power of such shares, is necessary to adopt the proposed amendment to the Company’s Articles. Proxies representing shares of Common Stock and Preferred Stock will be voted in favor of the resolutions unless otherwise instructed by you. Abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have the same effect as votes cast against the proposed amendment to the Company’s Articles. While the related proposed amendments to the Company’s Code of Regulations on a stand-alone basis would only require the affirmative vote of the holders of a majority of shares of Common Stock outstanding, such amendment will only be deemed approved upon the affirmative two thirds vote of the Common Stock and the Preferred Stock as described above in this paragraph.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THIS COMPANY PROPOSAL 2 TO AMEND OUR ARTICLES AND REGULATIONS TO IMPLEMENT A MAJORITY VOTING STANDARD FOR UNCONTESTED ELECTIONS OF DIRECTORS UNLESS CUMULATIVE VOTING IS IN EFFECT.

COMPANY PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item 4 on Proxy Card)

As required by Section 14A of the Securities Exchange Act, we are seeking advisory shareholder approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

RESOLVED, that the shareholders advise that they approve the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure shall include the “Compensation Discussion and Analysis” section and the compensation tables and any related material in the “Compensation of Named Executive Officers and Directors” section of this Proxy Statement for its 2012 Annual Meeting).

Because your vote is advisory, it will not be binding upon the Board. However, the Human Capital and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

As discussed in “Compensation Discussion and Analysis — The Company’s Human Capital and Compensation Committee — The Committee’s Considerations,” the Human Capital and Compensation Committee has determined that the compensation structure for Executive Officers is effective and appropriate and has determined that the Company’s aggregate 2011 Total Rewards package (and potential payouts in the severance and change-in-control scenarios) for its Named Executive Officers are reasonable and not excessive. Shareholders are encouraged to read the section of this Proxy Statement titled “Compensation Discussion and Analysis” as well as the tabular disclosure regarding Named Executive Officer compensation together with the accompanying narrative disclosure.

The Company is currently conducting “Say-on-Pay” advisory votes on an annual basis. The next “Say-on-Pay” vote is currently scheduled for the 2013 Annual Meeting. However, please see Company Proposal 4 regarding an advisory vote on the frequency of these “Say-on-Pay” votes.

Vote Required

Pursuant to the Company’s Code of Regulations, the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote is required to approve this advisory proposal. Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted in favor of this non-binding advisory proposal unless otherwise instructed by the shareholder. Abstentions, and shares not voted by shareholders of record present or represented at the Annual Meeting and entitled to vote, will have the same effect as a vote cast against the advisory proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION

COMPANY PROPOSAL 4:

ADVISORY VOTE ON FREQUENCY OF VOTES ON EXECUTIVE COMPENSATION

(Item 5 on Proxy Card)

As required by Section 14A of the Securities Exchange Act, we are seeking advisory shareholder approval of the frequency of shareholder votes on compensation of the named executive officers through the following resolution:

RESOLVED, that the shareholders advise that an advisory resolution with respect to executive compensation should be presented to the shareholders every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.

In voting on this resolution, you should mark your proxy for one, two or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference you should abstain.

The Board believes that emerging corporate practices and governance trends favor an annual advisory vote and has determined to hold an annual advisory vote. This would give shareholders the opportunity to react promptly to emerging trends in compensation, and the Board and the Human Capital and Compensation Committee the opportunity to evaluate compensation decisions in light of yearly feedback from shareholders.

Because your vote is advisory, it will not be binding upon the Board. However, the Board will take into account the outcome of the vote when considering the frequency of advisory shareholder approval of the compensation of named executive officers.

Although we are only required to conduct an advisory vote on the frequency of votes on executive compensation every six years, we believe that holding an annual vote will allow the shareholders and our Board to promptly consider this frequency as emerging corporate practices and governance trends develop.

Vote Required

Pursuant to the Company’s Code of Regulations, the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote is required to approve one of the selections under this advisory proposal. Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted in favor of “every 1 year” unless otherwise instructed by the shareholder. Abstentions, and shares not voted by shareholders of record present or represented at the Annual Meeting and entitled to vote, will have the same effect as a vote cast against the advisory proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS HOLDING AN ADVISORY VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS EVERY “1 YEAR”

2013 SHAREHOLDER PROPOSALS

In order for shareholder proposals for the 2013 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s Proxy Statement, they must be received by the Company prior to November 8, 2012 at the following address or facsimile number:

Fifth Third Bancorp

38 Fountain Square Plaza

MD10AT76

Cincinnati, Ohio 45263

Attn: Corporate Secretary

Facsimile: (513) 534-6757

Any shareholder who intends to propose any other matter to be acted upon at the 2013 Annual Meeting of Shareholders (but not include such proposal in the Company’s Proxy Statement) must inform the Company no later than January 22, 2013. If notice is not provided by that date, the persons named in the Company’s proxy for the 2013 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2013 Annual Meeting.

OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the Proxy will vote thereon according to their best judgment and interest of the Company. No other shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement.

Shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices or the Proxy Statement and Proxy Card for all shareholders having that address. The Notice or Proxy Card for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure reduces our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice or Proxy Statement in a separate envelope, please call us toll-free at 1-800-859-8508 in the U.S., or inform us in writing at: Fifth Third Bancorp, c/o D.F. King & Co., Inc., 48 Wall Street – 22nd Floor, New York, NY 10005, or by email at FITB@dfking.com. We will respond promptly to such requests.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.

A copy of the Company’s Annual Report on Form 10-K for the most recent fiscal year, as filed with the Securities and Exchange Commission, not including exhibits, will be mailed without charge to shareholders upon written request. Requests should be addressed to Paul L. Reynolds, Secretary, Fifth Third Bancorp, Fifth Third Center, MD 10AT76, Cincinnati, Ohio 45263. The Form 10-K includes certain listed exhibits, which will be provided upon payment of a fee covering the Company’s reasonable expenses.

By order of the Board of Directors

Paul L. Reynolds

Secretary

ANNEX 1

New or amended language is indicated by underlining

Proposed Amendments to Articles of Incorporation

EIGHTH: At each meeting of stockholders for the election of directors, each nominee who receives a majority of the votes cast with respect to his/her election shall be elected as a director; provided, however, that if the election is contested or cumulative voting is in effect pursuant to Section 1701.55 of the Ohio Revised Code, then the nominees receiving the greatest number of votes “for” his/her election shall be elected. For purposes of this Article EIGHTH, a majority of votes cast means that the number of shares voted “for” a director’s election must exceed the number of shares voted “against” his/her election, with abstentions and broker non-votes being disregarded. An election shall be considered “contested” if the number of nominees exceeds the number of directors to be elected by the class(es) of shares eligible to vote in such election.

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~~EIGHTH~~NINTH: These Amended Articles of Incorporation supersede and take the place of the existing Amended Articles of Incorporation.

Proposed Amendments to Code of Regulations

Article II

Section 11. Vote of Stockholder. Except as otherwise permitted by law or by the Articles of Incorporation all action by stockholders shall be taken at a stockholders’ meeting. Every stockholder of record as determined pursuant to Section 8 of this Article II and who is entitled to vote, shall be entitled by every meeting of the stockholders to one vote for every share of stock standing in his name on the books of the Corporation. Every stockholder entitled to vote shall have the right to vote in person or by proxy duly appointed by an instrument in writing subscribed by such stockholder or a verifiable communication authorized by such stockholder and executed or authorized not more than eleven (11) months prior to the meeting, unless the instrument or verifiable communication provides for a longer period. Any transmission that creates a record capable of authentication, including, but not limited to, a telegram, a cablegram, electronic mail, or an electronic, telephonic, or other transmission, that appears to have been transmitted by a stockholder entitled to vote, and that appoints a proxy is sufficient verifiable communication to appoint a proxy. A photographic, photostatic, facsimile transmission, or equivalent reproduction of a writing that is signed by a stockholder entitled to vote and that appoints a proxy is a sufficient writing to appoint a proxy. Except as otherwise provided by law or by the Articles of Incorporation, no vote on any question upon which a vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the number of shares voted and name of the stockholder or proxy voting. All elections of directors shall be by ~~a plurality vote unless notice demand cumulative voting has been presented to the Corporation as provided in Section 1701.55 of the Ohio Revised Code and in such event the Directors shall be elected by cumulative voting as provided in such section, and~~ vote of the stockholders entitled to vote thereon as specified in Article Eighth of the Corporation’s Articles of Incorporation, as may be amended from time to time, except as otherwise provided by law, ~~by the Articles of Incorporation~~ or by Section 14 of Article III hereof~~, al~~l. All other ~~elections and all~~ questions shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote ~~in the election or~~ on the question.

Article III

Section 12. Resignations. Any director may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by such tender to the Chairman of the Board or the President or by giving written notice thereof to the Corporation. Any resignation shall be effective immediately, unless ~~a date certain is~~otherwise specified therein for it to take effect ~~and acceptance~~. Acceptance of any resignation shall not be necessary to make it effective, ~~irrespective of whether the~~unless such resignation is tendered expressly subject to ~~such~~ acceptance.

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Section 14. Filling of Vacancies Not Caused by Removal. Expect as otherwise provided by law or except as otherwise provided by the Articles of Incorporation, in case of any increase in the number of directors, or of any vacancy created by death, resignation or otherwise, the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies may be filled either (a) by the Board of Directors at any meeting by affirmative vote of a majority of the remaining directors though the remaining directors be less than the quorum provided for by this Article III, or (b) by the ~~holders~~vote of ~~Common Stock of~~ the ~~Corporation~~stockholders entitled to vote thereon, either at an annual meeting of stockholders or at a special meeting of such holders called for the purpose, as specified in Article Eighth of the Corporation’s Articles of Incorporation, as may be amended from time to time. The directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify.

ANNEX 2

REGULATIONS FOR CONDUCT AT THE APRIL 17, 2012 ANNUAL MEETING

OF SHAREHOLDERS OF FIFTH THIRD BANCORP

We welcome you to the 2012 Annual Meeting of Shareholders of Fifth Third Bancorp. In order to provide a fair and informative Meeting, we ask you to honor the following regulations for the Meeting. The business of the Meeting will be taken up as set forth in the Agenda attached to these Regulations. Annual Meetings are business meetings, and they can be effective only if conducted in an orderly, business-like manner. Strict rules of parliamentary procedure will not be followed. The Chairman of the Meeting will control the meeting and make any required procedural rulings. Please follow the instructions of the Chairman. Thank you for your cooperation.

1. ELECTION OF DIRECTORS. Every shareholder having the right to vote shall be entitled to vote in person or by proxy. Each shareholder of record shall be entitled to one vote for each share of common stock registered in his name on the books of the Company. All elections shall be determined by a plurality vote. The Company has, however, adopted provisions of its Corporate Governance Guidelines stating that, as long as cumulative voting is not in effect, in an uncontested election of Directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider factors deemed relevant by the Committee members including, without limitation, the Director’s length of service, the Director’s particular qualifications and contributions to Fifth Third, the reasons underlying the majority withheld vote (if known) and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Guidelines. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board believes to be relevant.

2. VOTING. Every shareholder having the right to vote shall be entitled to vote in person or by proxy at the Meeting. If you have already voted by proxy, there is no need to vote by ballot, unless you wish to change your vote. The polls shall be opened immediately after completion of the nominations, and shall remain open until closed by the Chairman. After the closing of the polls, no further voting shall be permitted and no further proxies, ballots or evidence shall be accepted by the Inspectors of Election. Except as otherwise stated in the proxy materials for this Meeting or as required by Ohio law, each matter brought before this Meeting for a vote shall require the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s common stock at this Meeting and entitled to vote on such matter.

3. ITEMS OF BUSINESS; SHAREHOLDER PROPOSALS – THREE MINUTE LIMIT. The items of business listed on the accompanying Agenda are expected to be properly introduced at the Meeting and taken up in the order set forth in the Agenda. Additional matters may be proposed by shareholders of record in accordance with the federal securities laws, the Ohio Revised Code and these Regulations. The Chairman will not entertain any proposals that are inconsistent with Ohio law or that relate to activities that have been delegated to the Company’s Board of Directors by the authority of Ohio law. Shareholder proposals will be entertained in the following order: first, any proposals of which the Company was informed prior to the commencement of this Meeting; and then, any other proposals properly made in accordance with these Regulations. Each proposing shareholder will be allotted three minutes in which to present the proposal and any desired remarks in support thereof. Properly introduced motions need not be seconded in order to be considered by the shareholders at this Meeting.

4. QUESTIONS/STATEMENTS BY SHAREHOLDERS – ONE MINUTE LIMIT. To make a proposal or to speak at the Meeting you must be either a shareholder of record as of February 29, 2012 or a person named in a proxy given by such a shareholder. No other persons will be permitted to make a proposal or to speak at the Meeting. There will be one period for questions and statements by shareholders as set forth on the Agenda attached to these Regulations.

In order that we may give as many shareholders as possible the opportunity to speak, remarks and questions will be limited to one minute per shareholder. You must restrict yourself to one comment or question at a time so that others may have an opportunity to be heard. Each shareholder may have only one turn to speak until all shareholders who wish to speak have had the opportunity to do so- additional turns may be allowed as time permits.

If you wish to speak, please raise your hand and wait until you are recognized. Please do not address the Meeting until recognized by the Chairman. When you are recognized, please state your name, place of residence, and whether you are a Fifth Third shareholder or a holder of a shareholder proxy, and, in the latter case, identify the shareholder on whose behalf you are speaking. All questions should be directed to the Chairman, who may call on other persons to respond or further direct questions when appropriate.

If you have a matter of individual concern which is not an appropriate subject for general discussion, please defer discussion until after the Meeting at which time officers of the Company will be available. The Chairman will stop discussions which are repetitive, derogatory, over the time limit, irrelevant to the business of the Company or the items on the Agenda for the Meeting, related to pending or threatened litigation, regulatory proceedings or similar actions or otherwise inappropriate. Derogatory references to personalities, comments that are in bad taste, the airing of personal grievances, the injection of irrelevant controversy, personal attacks, refusal to follow these Regulations or interference with any speaker will not be permitted and will be a basis for silencing or removal from the Meeting.

5. MISCELLANEOUS. No recording devices, cellular telephones, photographic equipment or bullhorns will be permitted into the Meeting. No written materials may be distributed by any person at or in physical proximity to the Meeting. The Chairman of the Meeting shall have the power to silence or have removed any person in order to ensure the orderly conduct of the Meeting.

6. ADMINISTRATION AND INTERPRETATION. The Chairman of the Meeting has sole authority to preside over the Meeting and make any and all determinations with respect to the conduct of the Meeting, including, without limitation, the administration and interpretation of these regulations and procedures. The Chairman also has sole authority to create such additional regulations and procedures and to waive full or partial compliance with any regulation or procedure as the Chairman reasonably determines. Any action taken by the Chairman at the Meeting will be final, conclusive and binding on all persons. The Secretary of the Company shall act as secretary of the Meeting.

THANK YOU FOR YOUR COOPERATION AND ENJOY THE MEETING.

Annual Meeting of Shareholders

APRIL 17, 2012

AGENDA

Call to Order

Introductions

Approval of 2011 Minutes

Nomination and Election of Directors

Ratification of Auditors

Approval of Amendments to Articles of Incorporation and Code of Regulations

Approval of executive compensation

Determination of frequency of votes on executive compensation

Presentation of 2011 Results

Question and Answer Session

Announcement of Voting Results on all matters presented

Adjournment

38 Fountain Square Plaza

Cincinnati, Ohio 45263

(800) 972-3030

VOTE BY INTERNET	WWW.CESVOTE.COM

Use the Internet to submit your proxy until 11:00 a.m., Eastern time, on the morning of the Annual Meeting, April 17, 2012. Have your proxy card in hand when you access the website listed above and follow the instructions provided.

VOTE BY TELEPHONE	1-888-693-8683

Use any touch-tone telephone to submit your proxy until 11:00 a.m., Eastern time, on the morning of the Annual Meeting, April 17, 2012. Have your proxy card in hand when you call and follow the instructions provided.

VOTE BY MAIL

Please mark, sign, date and promptly mail your proxy card using the postage-paid envelope provided or return your proxy card to: Fifth Third Bancorp, c/o Corporate Election Services, PO Box 3230, Pittsburgh PA 15230 to ensure that your vote is received prior to the Annual Meeting on April 17, 2012.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Access the Website and submit your proxy: www.cesvote.com	Sign and return your proxy in the postage-paid envelope provided.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of meeting, proxy statement and proxy card are available at www.ViewMaterial.com/fitb

Control Number è

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,

ê MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE. ê

FIFTH THIRD BANCORP	ANNUAL MEETING PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints William M. Isaac, Kevin T. Kabat and Mitchel D. Livingston, Ph.D., and each of them, with full power of substitution and power to act alone, as proxies to vote all shares of stock of FIFTH THIRD BANCORP which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of the Shareholders of Fifth Third Bancorp, to be held April 17, 2012 at the Hyatt Regency Cincinnati, Regency Ballroom, 151 West 5th Street, Cincinnati, Ohio, and at any adjournments or postponements thereof.

In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting. This PROXY when executed will be voted in the manner directed herein by the undersigned SHAREHOLDER(S). If no direction is made, this PROXY will be voted FOR Items 1, 2, 3 and 4 and 1 Year on Item 5.

, 2012
Shareholder Sign Here	Date

, 2012
Shareholder (Joint Owner) Sign Here	Date

Please sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee, guardian or custodian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Annual Meeting of Shareholders of

FIFTH THIRD BANCORP

Hyatt Regency Cincinnati, Regency Ballroom

151 West 5th Street, Cincinnati, Ohio, at 11:30 a.m., E.D.S.T., April 17, 2012.

Upon arrival, please present this

admission ticket and photo identification

at the registration desk.

Please tear off this Admission Ticket. If you plan to attend the Annual Meeting of shareholders, you will need this ticket to gain entrance to the meeting. This ticket is valid to admit the shareholder to the Annual Meeting.

The Annual Meeting of shareholders will be held at the following address:

Hyatt Regency Cincinnati, Regency Ballroom, 151 West 5th Street, Cincinnati, Ohio,

at 11:30 a.m., E.D.S.T., April 17, 2012. You must present this ticket to gain admission to the meeting. You should send in your proxy or vote electronically even if you plan to attend the meeting.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,

ê MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE. ê

The Board of Directors recommends a vote “FOR” the election of Directors, “FOR” Items 2, 3 and 4 and “1 YEAR” on Item 5.
1.	Election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2013:

Nominees:
	(01) Darryl F. Allen	(02) B. Evan Bayh III	(03) Ulysses L. Bridgeman, Jr.	(04) Emerson L. Brumback
	(05) James P. Hackett	(06) Gary R. Heminger	(07) Jewell D. Hoover	(08) William M. Isaac
	(09) Kevin T. Kabat	(10) Mitchel D. Livingston, Ph.D.	(11) Michael B. McCallister	(12) Hendrik G. Meijer
	(13) John J. Schiff, Jr.	(14) Marsha C. Williams

	☐ FOR all nominees listed above (except as marked to the contrary below)		☐ WITHHOLD AUTHORITY to vote for all nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the following line.

2.	Approval of the appointment of the firm of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the Company for the year 2012.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.

The proposal described in the proxy statement to amend the Articles of Incorporation and Code of Regulations to provide for a majority voting standard for uncontested elections of directors unless cumulative voting is in effect. The proposed amendments are attached as Annex 1 to the Proxy Statement and are incorporated therein by reference.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	An advisory vote to approve the compensation of the Company’s executives.

☐ FOR ☐ AGAINST ☐ ABSTAIN

5.	An advisory vote to determine whether the shareholder vote on the compensation of the Company’s executives will occur every 1, 2, or 3 years.

☐ 1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN

(Continued, and please sign on reverse side.)